As filed with the Securities and Exchange Commission on March 15, 2011
Registration No. 333-37980

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Market 2000+ HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)

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One Bryant Park
New York, New York  10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Market 2000+ HOLDRSSM Trust

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The Market 2000+ HOLDRSSM Trust issues Depositary Receipts called Market 2000+ HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of  specified companies that, when the Market 2000+ HOLDRSSM were initially issued on August 29, 2000, were among the 50 largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange (including the NYSE Arca) or the NASDAQ Stock Market, as measured in terms of worldwide market capitalization on July 7, 2000.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Market 2000+ HOLDRSSM in a round-lot amount of 100 Market 2000+ HOLDRSSM or round-lot multiples.  Market 2000+ HOLDRSSM are separate from the underlying deposited common stock or American depositary shares that are represented by the Market 2000+ HOLDRSSM.  For a list of the names and the number of shares of the companies that are represented by a Market 2000+ HOLDRSM, see “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS” in this prospectus.  The Market 2000+ HOLDRSSM Trust will issue Market 2000+ HOLDRSSM on a continuous basis.

Investing in Market 2000+ HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Market 2000+ HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Market 2000+ HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Market 2000+ HOLDRSSM are listed on the NYSE Arca under the symbol “MKH.”  On March 11, 2011, the last reported sale price of the Market 2000+ HOLDRSSM on the NYSE Arca was $51.77.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you.  We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.  For information on where you may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Market 2000+ HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

SUMMARY

The Market 2000+ HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS.  The depositary trust agreement was amended on August 18, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.”  This group of common stock or American depositary shares, and the securities of any company that may be added to the Market 2000+ HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Market 2000+ HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers, or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Market 2000+ HOLDRS are separate from the underlying deposited common stock or American depositary shares that are represented by the Market 2000+ HOLDRS.  On March 11, 2011, there were 248,800 Market 2000+ HOLDRS outstanding.

RISK FACTORS

An investment in Market 2000+ HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

•
Loss of investment.  Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

•	Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the Market 2000+ HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities.  In addition, if you surrender your Market 2000+ HOLDRS to receive the underlying securities and other property represented by your Market 2000+ HOLDRS, you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily consisting of the companies with the largest market capitalization.  At the time of the initial offering, on August 29, 2000, the companies included in the Market 2000+ HOLDRS were the largest companies whose securities were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.  One or more of the companies whose common stock or American depositary shares are included in the Market 2000+ HOLDRS may no longer have a market capitalization that is among the companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market.  In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS.  In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

•
No investigation of underlying securities.  The underlying securities initially included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities.  The Market 2000+ HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Concentration of investment.  As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in distributions of securities from, or the inclusion of additional securities in the Market 2000+ HOLDRS, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries.  A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities or any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Market 2000+ HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Market 2000+ HOLDRS on the NYSE Arca may be halted if  (i) the Market 2000+ HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Market 2000+ HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Market 2000+ HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Market 2000+ HOLDRS, you will not be able to trade Market 2000+ HOLDRS and you will only be able to trade the underlying securities if you cancel your Market 2000+ HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Market 2000+ HOLDRS if (i) the Market 2000+ HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Market 2000+ HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Market 2000+ HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Market 2000+ HOLDRS on the NYSE Arca inadvisable.  If the Market 2000+ HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Market 2000+ HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Market 2000+ HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Market 2000+ HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

•
The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated variations in companies’ quarterly operating results;

•	announcements of technological innovations by competitors of the companies included in the Market 2000+ HOLDRS;

•	changes in financial estimates by securities analysts;

•	legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

•	announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in financial estimates by securities analysts;

•	additions or departures of key personnel; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of some of the companies included in the Market 2000+ HOLDRS have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many of the underlying stocks are high when measured by conventional valuation standards such as price-to-earnings and price-to-sales ratios.  Some of the companies do not or in the future might not have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of the underlying companies, generally, could depress their stock prices regardless of the companies’ results.  Other broad market and industry factors may decrease the stock price of the underlying stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these stocks.

As a result of fluctuations in the trading prices of the companies included in the Market 2000+ HOLDRS, the trading price of Market 2000+ HOLDRS has fluctuated significantly.  The initial offering price of a Market 2000+ HOLDR on August 29, 2000 was $97.55 and during 2010, the price of a Market 2000+ HOLDR reached a high of $50.77 and a low of $42.38.

•
The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations, which are essential parts of their businesses.  The risks of international business that these companies are exposed to include the following:

•	volatility in general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	currency fluctuations;

•
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

•	reduction in the number or capacity of personnel in international markets.

•
It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS.  Many of the companies included in the Market 2000+ HOLDRS may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets may be located outside the United States.  As a result, it may be impossible to effect service of process within the United States on many of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States.  In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of some American depositary shares included in the Market 2000+ HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Market 2000+ HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

•
Many of the companies included in the Market 2000+ HOLDRS are companies that are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries.  The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards such as price-to-earnings ratios.  As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained.  In addition, a company that operates in these industries is exposed to other risks, which include the following:

•	the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

•	an inability to adequately protect proprietary rights;

•	changes in the regulatory environment in which telecommunications companies operate that could affect their ability to offer new or existing products and services; and

•	the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

•
Companies whose securities are included in the Market 2000+ HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Market 2000+ HOLDRS.  Companies whose securities are included in the Market 2000+ HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount and terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Market 2000+ HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or terminate operations completely. Any of these actions may reduce the market price of the underlying securities in the Market 2000+ HOLDRS.

HIGHLIGHTS OF MARKET 2000+ HOLDRS

This discussion highlights information regarding Market 2000+ HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.

Issuer	Market 2000+ HOLDRS Trust.

The trust
The Market 2000+ HOLDRS Trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS.  The depositary trust agreement was amended on August 18, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Market 2000+ HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Market 2000+ HOLDRS.

Purpose of Market 2000+ HOLDRS
Market 2000+ HOLDRS were designed to achieve the following:

Diversification.  Market 2000+ HOLDRS were initially designed to allow you to diversify your investments by holding the securities of companies that are traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of the securities of the largest companies whose common stock or American depositary shares were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Market 2000+ HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

Transaction costs.  The expenses associated with buying and selling Market 2000+ HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of securities issued by specified companies that, when initially selected, were the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Market 2000+ HOLDRS
The trust has issued and may continue to issue Market 2000+ HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf.  The Market 2000+ HOLDRS themselves are separate from the underlying securities that are represented by the Market 2000+ HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by a Market 2000+ HOLDR;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Market 2000+ HOLDRS; and

•	the primary U.S. market on which the underlying securities of the selected companies are traded.

Name of Company(1)	Ticker	Share Amounts	Primary Trading Market
Alcatel-Lucent	ALU	0.7808	NYSE
American International Group, Inc.	AIG	0.1000	NYSE
AOL Inc.	AOL	0.1818	NYSE
AstraZeneca PLC *	AZN	4.0000	NYSE
AT&T Inc.	T	11.5603	NYSE
BP p.l.c. *	BP	3.0000	NYSE
Bristol-Myers Squibb Company	BMY	3.0000	NYSE
Brocade Communications Systems, Inc.	BRCD	0.0552	NASDAQ GS
BT Group plc	BT	2.0000	NYSE
CBS Corporation Class B	CBS	1.5000	NYSE
Cisco Systems, Inc.	CSCO	3.0000	NASDAQ GS
Citigroup Inc.	C	3.0000	NYSE
Comcast Corporation	CMCSA	2.9115	NASDAQ GS
Dell Inc.	DELL	5.0000	NASDAQ GS
Discover Financial Services	DFS	1.0000	NYSE
Eli Lilly and Company	LLY	2.0000	NYSE
EMC Corporation	EMC	2.0000	NYSE
LM Ericsson Telephone Company *	ERIC	1.8000	NASDAQ GS
Exxon Mobil Corporation	XOM	4.0000	NYSE
France Telecom *	FTE	2.0000	NYSE
Frontier Communications Corporation(2)	FTR	0.9602	NYSE
General Electric Company	GE	3.0000	NYSE
GlaxoSmithKline plc	GSK	3.0000	NYSE
Hewlett-Packard Company	HPQ	4.0000	NYSE
The Home Depot, Inc.	HD	4.0000	NYSE
Intel Corporation	INTC	2.0000	NASDAQ GS
International Business Machines Corporation	IBM	2.0000	NYSE
JDS Uniphase Corporation	JDSU	0.2500	NASDAQ GS
Johnson & Johnson	JNJ	4.0000	NYSE
LSI Corporation	LSI	0.2379	NYSE

Medco Health Solutions, Inc.	MHS	0.7236	NYSE
Merck & Co., Inc.	MRK	3.0000	NYSE
Microsoft Corporation	MSFT	6.0000	NASDAQ GS
Morgan Stanley	MS	2.0000	NYSE
Nippon Telegraph and Telephone Corporation *	NTT	3.0000	NYSE
Nokia Corp. *	NOK	4.0000	NYSE
Novartis AG *	NVS	5.0000	NYSE
Oracle Corporation	ORCL	4.0000	NASDAQ GS
Pfizer Inc.	PFE	4.0000	NYSE
Qwest Communications International Inc.	Q	4.0000	NYSE
Sony Corporation *	SNE	2.0000	NYSE
Syngenta AG	SYT	1.0386	NYSE
Texas Instruments Incorporated	TXN	3.0000	NYSE
The Coca-Cola Company	KO	3.0000	NYSE
The Travelers Companies, Inc.	TRV	0.1716	NYSE
Time Warner Cable Inc.	TWC	0.5020	NYSE
Time Warner Inc.	TWX	2.0000	NYSE
TOTAL S.A. *	TOT	4.0000	NYSE
Toyota Motor Corporation *	TM	2.0000	NYSE
Verizon Communications Inc.(2)	VZ	4.0000	NYSE
Viacom Inc. Class B	VIA.B	1.5000	NYSE
Vodafone Group Public Limited Company*	VOD	4.3750	NASDAQ GS
Wal-Mart Stores, Inc.	WMT	4.0000	NYSE
Zimmer Holdings, Inc.	ZMH	0.3000	NYSE

*The securities of this non-U.S. company trade in the United States as American depositary receipts.

(1) Effective June 21, 2010 (the “delisting date”), Deutsche Telekom AG, an underlying constituent of the Market 2000+ HOLDRS Trust (the “Trust”), was delisted from trading on the NYSE.  Pursuant to the prospectus for the Trust, as Deutsche Telekom AG was not listed for trading on another national securities exchange within five business days from the delisting date, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.05 Deutsche Telekom AG shares per Market 2000+ HOLDRS.  The record date and pay date for the distribution was July 1, 2010 and July 7, 2010, respectively

(2) As a result of the spin-off of Frontier Communications Corporation from Verizon Communications Inc., a component of the Market 2000+ HOLDRS Trust, Frontier Communications Corporation was added as an underlying security of the Market 2000+ HOLDRS Trust effective July 8, 2010.  Shareholders of Verizon Communications Inc. received 0.2400397313 shares of Frontier Communications Corporation.  The Bank of New York Mellon received 0.9601589252 shares of Frontier Communications Corporation for the 4 shares of Verizon Communications Inc. per 100 share round-lot of Market 2000+ HOLDRS.  Effective July 8, 2010, 0.9601589252 shares of Frontier Communications Corporation were required for creations/cancellations per 100 share round-lot of Market 2000+ HOLDRS.

The companies whose securities were initially included in the Market 2000+ HOLDRS at the time Market 2000+ HOLDRS were originally issued on August 29, 2000 were generally considered to be among the 50 largest and most liquid companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples.  The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

The number of outstanding Market 2000+ HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases	You may acquire Market 2000+ HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of securities of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite number of securities represented by a round-lot of 100 Market 2000+ HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.  If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Market 2000+ HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, the record date for which falls in such calendar year.

Rights relating to Market 2000+ HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share.  Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Market 2000+ HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Market 2000+ HOLDRS have the same rights and privileges as if they beneficially owned the underlying securities in “street name” outside of Market 2000+ HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend the shareholder meetings yourself, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Market 2000+ HOLDRS and the right to surrender Market 2000+ HOLDRS to receive the underlying securities and other property then represented by the Market 2000+ HOLDRS. See “Description of the Depositary Trust Agreement.” Market 2000+ HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Market 2000+ HOLDRS. However, due to the nature of Market 2000+ HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Market 2000+ HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Market 2000+ HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Market 2000+ HOLDRS would need to surrender their Market 2000+ HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Market 2000+ HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Market 2000+ HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Market 2000+ HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Market 2000+ HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Market 2000+ HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Market 2000+ HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Market 2000+ HOLDRS are outstanding and each round-lot of 100 Market 2000+ HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Market 2000+ HOLDRS.  If holders of 50,000 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Market 2000+ HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

B.
If the U.S. Securities Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange.  In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Market 2000+ HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.  However, any distribution of securities that are listed for trading on a U.S. national securities exchange will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events	A.
The Market 2000+ HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Market 2000+ HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Market 2000+ HOLDRS as directly owning the underlying securities.  The Market 2000+ HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Market 2000+ HOLDRS are listed on the NYSE Arca under the symbol “MKH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Market 2000+ HOLDRS. Bid and ask prices, however, are quoted per single Market 2000+ HOLDRS.

Clearance and settlement
Market 2000+ HOLDRS have been issued in book-entry form.  Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Market 2000+ HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Market 2000+ HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Market 2000+ HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Market 2000+ HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of July 26, 2000.  The depositary trust agreement was amended on August 18, 2000.  The Bank of New York Mellon is the trustee.  The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF MARKET 2000+ HOLDRS

The trust has issued Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples.  The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.”

Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, to attend the shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Market 2000+ HOLDRS or cancel Market 2000+ HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under U.S. federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Market 2000+ HOLDRS are available only in book-entry form.  Owners of Market 2000+ HOLDRS may hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities of the Market 2000+ HOLDRS were, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, the shares of common stock and American depositary shares of a group of 50 specified companies that, at the time of selection, were among the largest companies whose securities were traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the 50 companies with the largest market capitalization whose securities are traded on a U.S. stock market.  In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization.

Underlying securities.  For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the currently underlying securities currently represented by a single Market 2000+ HOLDR, measured at the close of the business day as of the end of each month from January 30, 1998 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
January 30	58.39	January 29	89.67	January 31	112.88	January 31	109.45
February 27	62.37	February 26	90.14	February 29	110.62	February 28	98.80
March 31	65.43	March 31	96.47	March 31	123.21	March 30	94.44
April 30	67.47	April 30	96.49	April 28	118.47	April 30	100.54
May 29	65.18	May 28	92.85	May 31	114.09	May 31	98.86
June 30	71.83	June 30	97.62	June 30	120.23	June 29	97.95
July 31	73.34	July 30	95.25	July 31	120.53	July 31	96.26
August 31	61.76	August 31	95.17	August 31	123.50	August 31	88.50
September 30	65.83	September 30	94.96	September 29	120.47	September 28	85.83
October 30	71.09	October 29	106.16	October 31	121.14	October 31	86.25
November 30	76.79	November 30	111.75	November 30	112.69	November 30	90.72
December 31	83.34	December 31	120.56	December 29	110.83	December 31	89.17

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	84.76	January 31	62.66	January 30	79.34	January 31	77.22
February 28	83.98	February 28	59.52	February 27	81.19	February 28	78.70
March 28	84.17	March 31	59.96	March 31	79.00	March 31	73.11
April 30	77.70	April 30	66.67	April 30	78.63	April 29	70.67
May 31	76.29	May 30	68.49	May 28	79.34	May 31	73.11
June 28	73.06	June 30	68.03	June 30	78.97	June 30	73.68
July 31	67.73	July 31	71.04	July 30	77.29	July 29	76.03
August 30	67.21	August 29	69.55	August 31	77.47	August 31	75.40
September 30	59.42	September 30	68.82	September 30	76.04	September 30	76.99
October 31	67.56	October 31	72.07	October 29	74.02	October 31	76.93
November 29	71.51	November 28	71.24	November 30	76.15	November 30	78.49
December 31	65.44	December 31	77.48	December 31	78.85	December 30	78.87

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	79.17	January 31	89.46	January 31	81.67	January 30	41.01
February 28	78.91	February 28	86.97	February 29	76.23	February 27	37.25
March 31	80.17	March 30	87.36	March 31	74.22	March 31	39.58
April 28	80.72	April 30	91.20	April 30	77.78	April 30	41.39
May 31	77.53	May 31	93.72	May 30	74.51	May 29	43.48
June 30	77.05	June 29	93.20	June 30	66.64	June 30	43.91
July 31	78.65	July 31	88.85	July 31	65.83	July 31	46.40
August 31	81.20	August 31	90.18	August 29	64.11	August 31	47.97
September 29	83.35	September 28	92.80	September 30	52.06	September 30	48.83
October 31	85.80	October 31	92.03	October 31	45.60	October 30	48.50
November 30	87.47	November 30	87.26	November 28	43.71	November 30	50.77
December 29	89.92	December 31	87.00	December 31	45.03	December 31	51.47

2010	Closing Price	2011	Closing Price
January 29	48.88	January 31	53.66
February 26	49.23	February 28	55.17
March 31	51.55
April 30	50.74
May 28	46.33
June 30	44.16
July 30	47.11
August 31	45.62
September 30	49.30
October 29	50.98
November 30	49.68
December 31	52.71

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of July 26, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.  The depositary trust agreement was amended on August 18, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Market 2000+ HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Market 2000+ HOLDRS.  You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS.  You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.  Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

Further issuances of Market 2000+ HOLDRS.  The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Market 2000+ HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Market 2000+ HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Market 2000+ HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

Issuance and cancellation fees.  If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Market 2000+ HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.  If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Market 2000+ HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Market 2000+ HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Market 2000+ HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Market 2000+ HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Market 2000+ HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Market 2000+ HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Market 2000+ HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Market 2000+ HOLDRS

A U.S. receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Market 2000+ HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Market 2000+ HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Market 2000+ HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS.  Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Market 2000+ HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Market 2000+ HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Market 2000+ HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Market 2000+ HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners” or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Market 2000+ HOLDRS based upon their particular situations.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Market 2000+ HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Market 2000+ HOLDRS.  The trust delivered the initial distribution of Market 2000+ HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Market 2000+ HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Market 2000+ HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Market 2000+ HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Market 2000+ HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS.  This prospectus relates only to Market 2000+ HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates’ behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010 to February 28, 2011.  A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found under “Highlights of Market 2000+ HOLDRS—The Market 2000+ HOLDRS.”  The primary foreign stock markets on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed are described below.  The historical prices of the underlying securities should not be taken as an indication of future performance.

ALCATEL-LUCENT (ALU)

Alcatel-Lucent offers products, solutions, and transformation services that enable service providers, enterprises, governments, and strategic industries to deliver voice, data and video communication services to end-users worldwide.  It develops and sells software and related services that manage customer interactions.  The company offers a software suite that connects customers with the resources to fulfill customer requests and meet customer care goals.  It also provides software and related services, which support service provider business priorities in the areas of application innovation, enhanced communications, digital media, real-time rating and charging, and subscriber data management, as well as offers tools for providers to enable customers to manage their mobile devices and services at home.  In addition, the company offers voice telephony and data networking solutions, and end-to-end communications networks and individual network elements, as well as designs and sells a suite of radio frequency products, such as cable, antenna, tower systems, and their related electronic components.  Further, the company designs, integrates, manages and maintains networks.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	13.40	January	13.00	January	6.33	January	1.97	January	3.33	January	3.31
February	13.50	February	12.81	February	5.87	February	1.31	February	3.04	February	4.90
March	15.40	March	11.82	March	5.76	March	1.86	March	3.12
April	14.42	April	13.25	April	6.67	April	2.50	April	3.17
May	13.27	May	13.72	May	7.51	May	2.54	May	2.57
June	12.61	June	14.00	June	6.04	June	2.48	June	2.54
July	11.28	July	11.60	July	6.01	July	2.76	July	2.98
August	12.53	August	10.95	August	6.18	August	3.75	August	2.57
September	12.18	September	10.18	September	3.84	September	4.49	September	3.38
October	12.70	October	9.69	October	2.57	October	3.69	October	3.48
November	13.28	November	8.10	November	2.14	November	3.34	November	2.74
December	14.22	December	7.32	December	2.15	December	3.32	December	2.96

AMERICAN INTERNATIONAL GROUP, INC. (AIG)

American International Group, Inc., provides insurance and related services in the United States and internationally.  It operates in four segments: General Insurance, Domestic Life Insurance and Retirement Services, Foreign Life Insurance and Retirement Services, and Financial Services.  The General Insurance segment provides property and casualty insurance, as well as various personal lines.  The Domestic Life Insurance and Retirement Services segment offers life insurance products that include a range of protection products comprising individual term and universal life insurance, and group life and health products; payout annuities that consist of single premium immediate annuities, structured settlements, and terminal funding annuities; and group retirement products, and individual fixed and variable annuities.  The Foreign Life Insurance and Retirement Services segment provides insurance and investment-oriented products, such as whole and term life, investment linked, universal life and endowments, personal accident and health products, and fixed and variable annuities, as well as group products, including pension, life and health.  The Financial Services segment engages commercial aircraft and equipment leasing, capital markets operations, consumer finance, and insurance premium financing.  American International Group also provides reinsurance products.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	1096.73	January	1146.83	January	920.98	January	21.45	January	20.30	January	40.35
February	1111.81	February	1124.38	February	785.10	February	7.04	February	20.75	February	37.06
March	1107.29	March	1126.22	March	724.62	March	16.75	March	28.60
April	1093.21	April	1171.29	April	774.04	April	23.12	April	32.59
May	1018.66	May	1212.00	May	603.15	May	28.31	May	29.64
June	989.34	June	1173.30	June	443.32	June	19.43	June	28.85
July	1016.48	July	1075.29	July	436.45	July	11.01	July	32.23
August	1069.25	August	1105.78	August	360.05	August	37.97	August	28.42
September	1110.13	September	1133.42	September	55.79	September	36.95	September	32.75
October	1125.38	October	1057.53	October	32.00	October	28.16	October	35.19
November	1178.16	November	973.92	November	33.68	November	23.79	November	34.59
December	1200.61	December	976.77	December	26.30	December	25.11	December	48.27

AOL INC. (AOL)

AOL Inc. operates as a Web services company that offers a variety of service offerings.  Its business spans online content, products, and services for consumers, publishers, and advertisers.  The company produces digital content and sells premium display advertising.  AOL Inc. operates approximately 80 premium branded and content sites.  Its content brands primarily include AOL.com, Moviefone, FanHouse, ParentDish, Asylum, Spinner, DailyFinance, BlackVoices, AOL Latino, PoliticsDaily, Engadget, WalletPop, and Patch.  The company also operates an advertising network in the United States, which focuses on building content for its consumers, as well as on providing products and services for its advertising and publishing partners.  The company provides its online advertising services on its owned and operated properties, as well as on third-party Web sites.  In addition, AOL Inc. offers Internet subscription access services, which serve as a distribution channel for the company’s consumer offerings in the United States.  The company was formerly known as America Online, Inc. and changed its name to AOL Inc. in 2006.  AOL Inc. operates independently of Time Warner Inc. as of December 4, 2009.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	*	January	*	January	*	January	*	January	23.97	January	23.52
February	*	February	*	February	*	February	*	February	24.78	February	20.87
March	*	March	*	March	*	March	*	March	25.28
April	*	April	*	April	*	April	*	April	23.41
May	*	May	*	May	*	May	*	May	20.63
June	*	June	*	June	*	June	*	June	20.79
July	*	July	*	July	*	July	*	July	20.92
August	*	August	*	August	*	August	*	August	22.22
September	*	September	*	September	*	September	*	September	24.75
October	*	October	*	October	*	October	*	October	26.68
November	*	November	*	November	*	November	24.60	November	24.18
December	*	December	*	December	*	December	23.28	December	23.71

ASTRAZENECA PLC (AZN)

AstraZeneca PLC is a biopharmaceutical company that discovers, develops, manufactures and markets prescription pharmaceuticals in the areas of cancer, cardiovascular, gastrointestinal, infection, neuroscience, and respiratory and inflammation illnesses worldwide.  Its product line primarily comprises Crestor for managing cholesterol levels; Nexium for acid reflux; Synagis for respiratory syncytial virus (RSV); Seroquel for schizophrenia, bipolar disorder, and major depressive disorders; Arimidex for breast cancer; and Symbicort for asthma and chronic obstructive pulmonary disease.  The company also engages in the research, development, manufacture, and marketing of medical devices and implants used in urology, surgery, and odontology.  In addition, the company develops and manages hospital-based outpatient cancer centers in the United States.  Further, the company focuses on the discovery and development of anti-viral therapies; and designs and manufactures bespoke dental implant abutments using a patented CAD/CAM method.  The company markets its products primarily to care and specialist physicians, as well as to other healthcare professionals through distributors or local representative offices.  The company was formerly known as Zeneca Group PLC and changed its name to AstraZeneca PLC in April 1999.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.64	January	55.95	January	42.10	January	38.53	January	46.49	January	48.90
February	46.25	February	56.13	February	37.63	February	31.59	February	44.12	February	49.17
March	50.23	March	53.65	March	37.99	March	35.45	March	44.72
April	55.13	April	54.31	April	41.98	April	34.97	April	44.23
May	52.94	May	53.18	May	43.69	May	41.72	May	42.25
June	59.82	June	53.48	June	42.53	June	44.14	June	47.13
July	61.03	July	51.83	July	48.55	July	46.44	July	50.44
August	65.14	August	49.20	August	48.70	August	46.63	August	49.43
September	62.50	September	50.07	September	43.88	September	44.95	September	50.70
October	58.70	October	49.10	October	42.46	October	44.91	October	50.46
November	57.89	November	47.38	November	37.73	November	44.83	November	46.93
December	53.55	December	42.82	December	41.03	December	46.94	December	46.19

AT&T INC. (T)

AT&T Inc. operates as a communications holding company.  Its subsidiaries and affiliates provide the AT&T brand services in the United States and internationally.  The company’s Wireless segment offers wireless voice communications services, including local wireless communications, long-distance and roaming services with various postpaid and prepaid service plans.  This segment also supplies various handsets and personal computer wireless data cards, as well as accessories.  Its Wireline segment offers voice services, including local and long-distance services, calling card, 1-800 services, conference calling, wholesale switched access service, caller ID, call waiting and voice mail services.  This segment also provides data services, such as switched and dedicated transport, Internet access and network integration and data equipment; high-speed connections comprising private lines, packet, dedicated Internet and enterprise networking services, as well as DSL/broadband, dial-up Internet access and WiFi products; businesses voice applications over IP-based networks; and local, interstate and international wholesale networking capacity to other service providers.  In addition, it offers managed Web hosting, application management, security and related consulting services, integration services, outsourcing, directory and operator assistance services, government-related services and U-verse television and satellite video services.  The company’s Advertising and Publishing segment publishes Yellow and White Pages directories; sells directory and Internet-based advertising; and provides multi-enterprise collaboration services to businesses in various industries, including retail, financial services, manufacturing, healthcare and telecom.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.95	January	37.63	January	38.49	January	24.62	January	25.36	January	27.52
February	27.59	February	36.80	February	34.83	February	23.77	February	24.81	February	28.38
March	27.04	March	39.43	March	38.30	March	25.20	March	25.84
April	26.21	April	38.72	April	38.71	April	25.62	April	26.06
May	26.06	May	41.34	May	39.90	May	24.79	May	24.30
June	27.89	June	41.50	June	33.69	June	24.84	June	24.19
July	29.99	July	39.16	July	30.81	July	26.23	July	25.94
August	31.13	August	39.87	August	31.99	August	26.05	August	27.03
September	32.56	September	42.31	September	27.92	September	27.01	September	28.60
October	34.25	October	41.79	October	26.77	October	25.67	October	28.52
November	33.91	November	38.21	November	28.56	November	26.94	November	27.79
December	35.75	December	41.56	December	28.50	December	28.03	December	29.38

BP P.L.C. (BP)

BP p.l.c. provides fuel for transportation, energy for heat and light, retail services, and petrochemicals products.  The company operates through two segments: Exploration and Production, and Refining and Marketing.  The Exploration and Production segment engages in the oil and natural gas exploration, field development, and production; as well as marketing and trading of natural gas, including liquefied natural gas, and power and natural gas liquids.  This segment also owns and manages crude oil and natural gas pipelines; processing and export terminals; and liquefied natural gas LNG processing facilities and transportation, as well as involves in gas marketing and trading activities.  The Refining and Marketing segment engages in the supply and trading, refining, marketing, and transportation of crude oil, petroleum, and petrochemicals products and related services to wholesale and retail customers under the Aral, Amoco, ARCO, BP, and Castrol brands.  The Other Businesses and Corporate segment produces and markets rolled aluminum products, as well as generates energy through wind, solar, biofuels, hydrogen, and carbon capture and storage sources.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	72.31	January	63.51	January	63.95	January	42.47	January	56.12	January	47.47
February	66.42	February	61.54	February	64.87	February	38.36	February	53.21	February	48.47
March	68.94	March	64.75	March	60.65	March	40.10	March	57.07
April	73.72	April	67.32	April	72.79	April	42.46	April	52.15
May	70.70	May	67.01	May	72.51	May	49.50	May	42.95
June	69.61	June	72.14	June	69.57	June	47.68	June	28.88
July	72.52	July	69.40	July	61.44	July	50.04	July	38.47
August	68.05	August	67.36	August	57.63	August	51.45	August	34.83
September	65.58	September	69.35	September	50.17	September	53.23	September	41.17
October	67.10	October	77.99	October	49.70	October	56.62	October	40.80
November	68.08	November	72.74	November	48.69	November	57.18	November	40.00
December	67.10	December	73.17	December	46.74	December	57.97	December	44.17

BRISTOL-MYERS SQUIBB COMPANY (BMY)

Bristol-Myers Squibb Company, a global biopharmaceutical company, engages in discovering, developing and delivering medicines that help patients prevail over serious diseases.  The company focuses on areas of serious unmet medical need, such as affective (psychiatric) disorders, Alzheimer’s/dementia, cardiovascular, diabetes, hepatitis, HIV/AIDS, obesity, oncology, rheumatoid arthritis and related diseases, and solid organ transplant.  Its products include PLAVIX for protection against fatal or non-fatal heart attack or stroke, and AVAPRO/AVALIDE for the treatment of hypertension and diabetic nephropathy; REYATAZ and SUSTIVA Franchise for the treatment of HIV, and BARACLUDE for the treatment of chronic hepatitis B infection; ERBITUX, SPRYCEL, and IXEMPRA for treating oncology related diseases; ABILIFY, a medicine for the treatment of mental illness; ORENCIA, a medicine for rheumatoid arthritis; and ONGLYZA for the treatment of type-2 diabetes.  The company also has a pipeline with compounds in phase III clinical trials, including apixaban, belatacept, brivanib, dapagliflozin, ipilimumab, necitumumab, and XL-184.  The company was formerly known as Bristol-Myers Company and changed its name to Bristol-Myers Squibb Company in 1989.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	22.79	January	28.79	January	23.02	January	21.41	January	24.36	January	25.18
February	23.10	February	26.38	February	22.61	February	18.41	February	24.51	February	25.81
March	24.61	March	27.76	March	21.30	March	21.92	March	26.70
April	25.38	April	28.86	April	21.97	April	19.20	April	25.31
May	24.55	May	30.31	May	22.79	May	19.92	May	23.21
June	25.86	June	31.56	June	20.53	June	20.31	June	24.94
July	23.97	July	28.41	July	21.12	July	21.74	July	24.92
August	21.75	August	29.15	August	21.34	August	22.13	August	26.08
September	24.92	September	28.82	September	20.85	September	22.52	September	27.11
October	24.75	October	29.99	October	20.55	October	21.80	October	26.90
November	24.83	November	29.63	November	20.70	November	25.31	November	25.24
December	26.32	December	26.52	December	23.25	December	25.25	December	26.48

BROCADE COMMUNICATIONS SYSTEMS, INC. (BRCD)

Brocade Communications Systems, Inc. supplies end-to-end IP based Ethernet and storage area networking solutions for enterprises and service providers.  Its Data Storage segment offers infrastructure products and solutions, including directors, switches, routers, fabric-based software applications, distance/extension products, management applications, and utilities to centralize data management; and host bus adapters, converged network adapters, mezzanine cards, and storage area network switch modules for bladed servers.  The company’s Ethernet Products segment provides Open Systems Interconnection Reference Model (OSI) Layer 2-3 switches and routers, which enable the use of bandwidth-intensive network business applications and digital entertainment on local area networks and wide area networks; and OSI Layer 47 switches that allow enterprises and service providers to build network infrastructures to direct the flow of traffic, and file area network products and associated management solutions.  The company’s Global Services segment includes break/fix maintenance, extended warranty, installation, consulting, network management, related software maintenance and support, and telecommunications services that assist customers in designing, implementing, deploying, and managing networking solutions, as well as post-contract customer support and customer support services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	4.60	January	8.59	January	6.89	January	3.81	January	6.87	January	5.64
February	5.27	February	9.01	February	7.69	February	2.78	February	5.82	February	6.37
March	6.68	March	9.52	March	7.30	March	3.45	March	5.71
April	6.16	April	9.77	April	7.16	April	5.78	April	6.50
May	6.11	May	9.19	May	8.06	May	7.34	May	5.45
June	6.14	June	7.82	June	8.24	June	7.84	June	5.16
July	6.26	July	7.04	July	6.75	July	7.86	July	4.95
August	6.21	August	7.00	August	7.42	August	7.26	August	5.02
September	7.06	September	8.56	September	5.82	September	7.86	September	5.86
October	8.11	October	9.51	October	3.77	October	8.60	October	6.35
November	9.25	November	7.29	November	3.22	November	7.09	November	4.98
December	8.21	December	7.34	December	2.83	December	7.63	December	5.29

BT GROUP PLC (BT)

BT Group plc provides communications solutions and services worldwide.  It engages in the provision of networked IT services; and local, national and international telecommunications services for use at home, at work and on the move.  The company also offers broadband and Internet products in the United Kingdom, as well as TV and converged fixed/mobile services.  It operates in four segments: BT Global Services, BT Retail, BT Wholesale, and Openreach.  The BT Global Services segment provides networked IT services to multinational corporations, domestic businesses and government departments.  The BT Retail segment serves corporate, small and medium enterprises, consumer, and wholesale markets in the United Kingdom, the Republic of Ireland, and Northern Ireland and offers broadband, telephony and TV services, as well as IT and telephony for small to medium sized businesses in the United Kingdom, as well as video and telephone conferencing, CCTV, and alarm systems.  The Openreach segment connects communications providers’ customers to their local telephone exchange, giving them access to the U.K. network.  The BT Wholesale segment offers broadband, voice, and data connectivity services, interconnect to bespoke and managed network outsourcing, and value-added solutions to the communications providers in the United Kingdom, as well as a range of managed solutions and software driven, Web 2.0 services.  The company was formerly known as Newgate Telecommunications Limited and changed its name to BT Group plc in September 2001.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	36.75	January	61.04	January	51.85	January	15.24	January	21.77	January	28.30
February	36.23	February	58.08	February	45.27	February	12.79	February	17.53	February	29.90
March	38.82	March	60.01	March	43.10	March	11.17	March	18.71
April	40.03	April	62.95	April	44.14	April	13.73	April	19.15
May	44.36	May	65.35	May	44.01	May	14.15	May	18.36
June	44.29	June	66.58	June	39.73	June	16.80	June	19.21
July	44.42	July	63.58	July	33.12	July	21.08	July	22.38
August	47.06	August	63.76	August	31.30	August	22.69	August	20.36
September	50.57	September	62.83	September	29.01	September	20.81	September	21.92
October	53.52	October	68.09	October	18.90	October	21.35	October	24.68
November	56.12	November	58.87	November	20.71	November	23.16	November	26.53
December	59.89	December	53.92	December	19.98	December	21.74	December	28.54

CBS CORPORATION (CBS)

CBS Corporation operates as a mass media company in the United States and internationally.  The company has operations in every field of media and entertainment, including broadcast, cable and local television; CBS Television Studios, CBS Studios International, and CBS Television Distribution for television production and syndication; CBS Radio; CBS Outdoor for advertising on out-of-home media; Simon & Schuster for publishing; CBS Interactive for interactive media; CBS Records for music; CBS Consumer Products for licensing and merchandising; CBS Home Entertainment for video/DVD; and CBS Films for motion pictures.  Its Entertainment segment distributes schedule of news and public affairs broadcasts, sports and entertainment programming; produces, acquires, and distributes programming; develops and produces theatrical motion pictures across all genres; and operates online content networks for information and entertainment.  The company’s Cable Networks segment owns and operates television program services that offer released theatrical feature films, original series, documentaries, boxing, mixed martial arts, other sports-related programming and special events, as well as cable program service dedicated to college sports.  Its Publishing segment engages in the publication and distribution of adult and children’s consumer books in printed, audio and digital formats.  The company’s Local Broadcasting segment owns 30 broadcast television stations, and owns and operates 130 radio stations in 29 U.S. markets.  The Outdoor segment sells advertising space on various media, including billboards, transit shelters, buses, rail systems, mall kiosks, stadium signage, and in retail stores.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	26.13	January	31.17	January	25.20	January	5.72	January	12.93	January	19.83
February	24.46	February	30.37	February	22.82	February	4.27	February	12.99	February	23.86
March	23.98	March	30.59	March	22.08	March	3.84	March	13.94
April	25.47	April	31.77	April	23.07	April	7.04	April	16.21
May	25.91	May	33.26	May	21.58	May	7.38	May	14.56
June	27.05	June	33.32	June	19.49	June	6.92	June	12.93
July	27.43	July	31.72	July	16.36	July	8.19	July	14.78
August	28.55	August	31.51	August	16.18	August	10.35	August	13.82
September	28.17	September	31.50	September	14.58	September	12.05	September	15.86
October	28.94	October	28.70	October	9.71	October	11.77	October	16.93
November	29.75	November	27.43	November	6.66	November	12.81	November	16.84
December	31.18	December	27.25	December	8.19	December	14.05	December	19.05

CISCO SYSTEMS, INC. (CSCO)

Cisco Systems, Inc. designs, manufactures, and sells IP-based networking and other products to the communications and IT industry worldwide.  The company offers routers that interconnect public and private IP networks for mobile, data, voice, and video applications; switching systems, which provide connectivity to end users, workstations, IP phones, access points, and servers; application networking services; home networking products, such as voice and data modems, routers and gateways, Internet video cameras, home entertainment storage, wireless home audio, and home network management software; and network and content security, email, and Web security products.  It also provides storage area networking products that deliver connectivity between servers and storage systems; unified communication products to integrate voice, video, data, and mobile applications on fixed and mobile networks; video systems, including digital set-top boxes and digital media products; and wireless systems.  In addition, the company offers optical networking products, cable access, flip video products and service provider VoIP services; and Cisco TelePresence systems and exchange services, physical security and video surveillance, digital media systems, and building systems to manage energy efficiency.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.57	January	26.62	January	24.50	January	14.97	January	22.47	January	21.15
February	20.24	February	25.94	February	24.39	February	14.57	February	24.33	February	18.56
March	21.67	March	25.53	March	24.09	March	16.77	March	26.03
April	20.95	April	26.74	April	25.64	April	19.32	April	26.93
May	19.68	May	26.92	May	26.72	May	18.50	May	23.16
June	19.53	June	27.85	June	23.26	June	18.65	June	21.31
July	17.88	July	28.91	July	21.99	July	22.01	July	23.07
August	21.99	August	31.92	August	24.05	August	21.60	August	19.99
September	22.98	September	33.13	September	22.56	September	23.54	September	21.90
October	24.13	October	33.06	October	17.77	October	22.81	October	22.86
November	26.91	November	28.02	November	16.54	November	23.40	November	19.16
December	27.33	December	27.07	December	16.30	December	23.94	December	20.23

CITIGROUP INC. (C)

Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management.  The company has two primary segments, Citicorp and Citi Holdings.  The Citicorp segment operates as a global bank for businesses and consumers with two primary businesses, Institutional Clients Group and Regional Consumer Banks.  The Institutional Clients Group business provides securities and banking services, including investment banking and advisory services, lending, debt and equity sales and trading, institutional brokerage, foreign exchange, structured products, cash instruments and related derivatives, and private banking; and transaction services consisting of treasury and trade solutions, and securities and fund services.  The Regional Consumer Banking business provides traditional banking services, including retail banking, branded cards, and small commercial banking in North America, Asia, Latin America, and Europe, the Middle East, and Africa.  The Citi Holdings segment has three businesses: Brokerage and Asset Management, Local Consumer Finance, and Special Asset Pool.  The Brokerage and Asset Management business, through its 49% stake in the Morgan Stanley Smith Barney joint venture and Nikko Cordial Securities, offers retail brokerage and asset management services.  The Local Consumer Lending business provides residential mortgage loans, retail partner card loans, student loans, personal loans, auto loans, commercial real estate, and other consumer loans, as well as western European cards and retail banking services.  The Special Asset Pool business is a portfolio of securities, loans, and other assets.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	46.58	January	55.13	January	28.17	January	3.55	January	3.32	January	4.82
February	46.37	February	50.37	February	23.71	February	1.50	February	3.40	February	4.68
March	47.23	March	51.34	March	21.42	March	2.53	March	4.05
April	49.95	April	53.62	April	25.27	April	3.05	April	4.37
May	49.30	May	54.49	May	21.89	May	3.72	May	3.96
June	48.25	June	51.29	June	16.76	June	2.97	June	3.76
July	48.31	July	46.57	July	18.69	July	3.17	July	4.10
August	49.35	August	46.88	August	18.99	August	5.00	August	3.71
September	49.67	September	46.67	September	20.51	September	4.84	September	3.91
October	50.16	October	41.90	October	13.65	October	4.09	October	4.17
November	49.59	November	33.30	November	8.29	November	4.11	November	4.20
December	55.70	December	29.44	December	6.71	December	3.31	December	4.73

COMCAST CORPORATION (CMCSA)

Comcast Corporation, together with its subsidiaries, provides cable services in the United States.  It offers various consumer entertainment, information, and communication products and services to the residential and commercial customers.  The company operates in two segments, Cable and Programming.  The Cable segment manages and operates cable systems, including video, high-speed Internet, and phone services, as well as regional sports and news networks.  Its video services include basic and digital cable, video on demand, high-definition television, digital video recorder, premium channel programming, and pay-per-view programming services.  This segment’s high-speed Internet service consists of an interactive portal, Comcast.net, which provides multiple email addresses and online storage, as well as various proprietary content, and value-added features and enhancements.  Its phone services include voice over Internet protocol (VoIP) digital phone service that provides local and domestic long-distance calling with various features, such as voice mail, caller ID, and call waiting services.  The Programming segment operates consolidated national programming networks consisting of E!, The Golf Channel, VERSUS, G4, and Style.  The company also develops and operates Comcast’s Internet businesses focused on entertainment, information, and communication, including Comcast.net, Fancast, thePlatform, Fandango, Plaxo, and DailyCandy; and owns two professional sports teams and two multipurpose arenas, as well as manages other facilities for sporting events, concerts, and other events.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.55	January	29.57	January	18.16	January	14.65	January	15.83	January	22.75
February	17.89	February	25.72	February	19.54	February	13.06	February	16.44	February	25.76
March	17.44	March	25.95	March	19.34	March	13.64	March	18.83
April	20.63	April	26.66	April	20.55	April	15.46	April	19.77
May	21.42	May	27.41	May	22.50	May	13.77	May	18.09
June	21.83	June	28.12	June	18.97	June	14.46	June	17.37
July	22.92	July	26.27	July	20.62	July	14.86	July	19.47
August	23.36	August	26.09	August	21.18	August	15.32	August	17.10
September	24.60	September	24.18	September	19.63	September	16.88	September	18.08
October	27.11	October	21.05	October	15.76	October	14.50	October	20.63
November	26.97	November	20.54	November	17.34	November	14.66	November	20.04
December	28.22	December	18.26	December	16.88	December	16.86	December	21.97

DELL INC. (DELL)

Dell Inc. designs, develops, manufactures, markets, sells, and supports computer systems.  The company offers desktop PCs, notebook computers, mobile workstations, and smartphones.  It also provides servers and networking products; storage solutions, including storage area networks, network-attached storage, direct-attached storage, disk and tape backup systems, and removable disk backup; and printers and displays.  The company also provides third-party software products, such as operating systems, business and office applications, anti-virus and related security software, and entertainment software; and peripheral products, such as printers, televisions, notebook accessories, mice, keyboards, networking and wireless products, digital cameras, power adapters, and scanners.  In addition, it offers infrastructure technology services, as well as customer deployment, asset recovery, and recycling services; IT consulting, strategy and enterprise consulting, implementation for prepackaged software applications and research services; applications development and maintenance services; and business process services, such as claims processing, product engineering, payment and settlement management, life insurance policy administration, receivables collection, and call center management.  Further, the company provides financial services, including originating, collecting, and servicing customer receivables related to the purchase of its products; and financing alternatives and asset management services.  The company sells its products and services through its sales representatives, telephone-based sales, and online at dell.com, as well as through indirect sales channels.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	29.31	January	24.22	January	20.04	January	9.50	January	12.90	January	13.16
February	29.00	February	22.85	February	19.90	February	8.53	February	13.24	February	15.83
March	29.76	March	23.21	March	19.92	March	9.48	March	15.02
April	26.20	April	25.21	April	18.63	April	11.62	April	16.20
May	25.38	May	26.91	May	23.06	May	11.57	May	13.33
June	24.46	June	28.55	June	21.88	June	13.73	June	12.06
July	21.68	July	27.97	July	24.57	July	13.38	July	13.24
August	22.55	August	28.25	August	21.73	August	15.83	August	11.77
September	22.84	September	27.60	September	16.48	September	15.26	September	12.97
October	24.33	October	30.60	October	12.20	October	14.45	October	14.40
November	27.24	November	24.54	November	11.17	November	14.12	November	13.22
December	25.09	December	24.51	December	10.24	December	14.36	December	13.55

DISCOVER FINANCIAL SERVICES (DFS)

Discover Financial Services, together with its subsidiaries, operates as a credit card issuer and electronic payment services company primarily in the United States.  The company offers Discover Card-branded credit cards to individuals and small businesses over the Discover Network.  It also provides other consumer products and services, including personal loans, student loans, and prepaid cards, as well as deposit products, such as certificates of deposit, money market accounts, online savings accounts, and individual retirement accounts.  In addition, the company offers automated teller machine, debit, and electronic funds transfer networks; other payments network; and credit, debit, and prepaid cards issued by third parties.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	*	January	*	January	17.49	January	7.15	January	13.68	January	20.59
February	*	February	*	February	15.09	February	5.73	February	13.65	February	21.75
March	*	March	*	March	16.37	March	6.31	March	14.90
April	*	April	*	April	18.21	April	8.13	April	15.46
May	*	May	*	May	17.15	May	9.56	May	13.45
June	*	June	28.50	June	13.17	June	10.27	June	13.98
July	*	July	23.05	July	14.65	July	11.88	July	15.27
August	*	August	23.14	August	16.45	August	13.75	August	14.51
September	*	September	20.80	September	13.82	September	16.23	September	16.68
October	*	October	19.30	October	12.25	October	14.14	October	17.65
November	*	November	17.37	November	10.23	November	15.46	November	18.28
December	*	December	15.08	December	9.53	December	14.71	December	18.53

ELI LILLY AND COMPANY (LLY)

Eli Lilly and Company develops, manufactures, and sells pharmaceutical products worldwide.  It offers neuroscience products to treat schizophrenia, manic episodes, and bipolar maintenance; depression and diabetic peripheral neuropathic pain; attention-deficit hyperactivity disorder in children, adolescents, and adults; depression, bulimia nervosa, and obsessive-compulsive disorders; and bipolar depression and treatment-resistant depression.  The company’s endocrinology products are used for diabetes; type 2 diabetes; osteoporosis in postmenopausal women; osteoporosis in postmenopausal women and men at high risk for fracture; and human growth hormone deficiency and pediatric growth conditions.  It also provides oncology products to treat malignant pleural mesothelioma, pancreatic, metastatic breast, non-small cell lung, ovarian, and bladder cancers, and colorectal cancers, as well as offers cardiovascular products for treating erectile dysfunction, atherothrombotic events in patients with acute coronary syndromes undergoing percutaneous coronary invention and adults with severe sepsis at high risk of death.  In addition, the company offers animal health products, such as cattle feed additives; antibiotics used to treat respiratory diseases and other diseases in cattle, swine, and poultry; leanness and performance enhancers for swine and cattle; protein supplements to improve milk productivity in dairy cows; anticoccidial agents for use in poultry; antibiotics used to control enteric infections in calves and swine; parasiticides for use on cattle and premises; and products that prevents flea infestations on dogs, as well as other pharmaceutical products to treat staphylococcal infections and bacterial infections.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	56.62	January	54.12	January	51.39	January	36.82	January	35.20	January	34.77
February	55.62	February	52.59	February	50.02	February	29.38	February	34.34	February	34.56
March	55.30	March	53.71	March	51.59	March	33.41	March	36.22
April	52.92	April	59.13	April	48.14	April	32.92	April	34.97
May	51.64	May	58.62	May	48.14	May	34.57	May	32.79
June	55.27	June	55.88	June	46.16	June	34.64	June	33.50
July	56.77	July	54.09	July	47.11	July	34.89	July	35.60
August	55.93	August	57.35	August	46.65	August	33.46	August	33.59
September	57.00	September	56.93	September	44.03	September	33.03	September	36.53
October	56.01	October	54.15	October	33.82	October	34.01	October	35.20
November	53.59	November	52.95	November	34.15	November	36.73	November	33.66
December	52.10	December	53.39	December	40.27	December	35.71	December	35.04

EMC CORPORATION (EMC)

EMC Corporation develops, delivers, and supports information infrastructure and virtual infrastructure technologies and solutions.  The company’s Information Storage segment offers networked information storage systems and software, which are deployed in storage area network (SAN), networked attached storage (NAS), unified storage combining NAS and SAN, content addressed storage, and direct attached storage environments.  Its Content Management and Archiving segment provides software that optimizes business processes, as well as creates, manages, delivers, and archives information from documents and discussions, e-mail, Web pages, images, XML, reports, records, rich media, and application data.  The company’s RSA Information Security segment delivers products, packaged solutions, and services to guard the integrity and confidentiality of information throughout its lifecycle.  This segment offers solutions in identity assurance and access control, data loss prevention, encryption and key management, compliance and security information management, and fraud protection.  EMC Corporation’s VMware Virtual Infrastructure business offers virtual infrastructure solutions and services to address a range of IT problems that include cost and operational inefficiencies, business continuity, software lifecycle management, and desktop management.  The company also provides consulting, technology deployment, managed customer support, and training and certification services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	13.40	January	13.99	January	15.83	January	11.04	January	16.67	January	24.89
February	14.02	February	13.96	February	15.54	February	10.50	February	17.49	February	27.21
March	13.63	March	13.85	March	14.34	March	11.40	March	18.04
April	13.51	April	15.18	April	15.40	April	12.53	April	19.01
May	12.80	May	16.89	May	17.44	May	11.75	May	18.62
June	10.97	June	18.10	June	14.69	June	13.10	June	18.30
July	10.15	July	18.51	July	15.01	July	15.06	July	19.79
August	11.65	August	19.66	August	15.28	August	15.90	August	18.24
September	11.98	September	20.80	September	11.96	September	17.04	September	20.31
October	12.25	October	25.39	October	11.78	October	16.47	October	21.02
November	13.11	November	19.27	November	10.57	November	16.83	November	21.49
December	13.20	December	18.53	December	10.47	December	17.47	December	22.90

LM ERICSSON TELEPHONE CO. (ERIC)

LM Ericsson Telephone Company provides communications equipment and multimedia solutions to mobile and fixed network operators worldwide.  It operates in five segments: Networks, Professional Services, Multimedia, Sony Ericsson, and ST-Ericsson.  The Networks segment provides products and solutions for wireless and wireline access; core networks solutions, including softswitch, IP infrastructure, IP multimedia subsystem, and media gateways; network management tools; and micro-wave and optical transmission solutions for mobile and fixed networks.  The Professional Services segment delivers managed services comprising network operations, which include the management of day-to-day operations of customer networks, and hosting of service layer platforms and applications; systems integration services; consulting services; education programs; and customer support services.  The Multimedia segment offers TV solutions for operators, service providers, advertisers, and content providers; multimedia solutions for the consumer and enterprise markets; multimedia brokering solutions, which facilitate payment and distribution of content; service delivering and provisioning platforms that enable operators and service providers to create, sell, and manage multimedia offerings and multi-play offerings.  The Sony Ericsson segment delivers mobile phones and accessories.  The ST-Ericsson segment engages in the design, development, and creation of mobile platforms and wireless semiconductors.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.24	January	19.90	January	11.36	January	7.99	January	9.68	January	12.37
February	17.05	February	17.88	February	10.75	February	8.16	February	10.01	February	12.84
March	18.86	March	18.55	March	9.83	March	8.09	March	10.44
April	17.74	April	19.09	April	12.61	April	8.53	April	11.53
May	16.02	May	18.99	May	13.52	May	9.31	May	10.04
June	16.52	June	19.95	June	10.40	June	9.78	June	11.02
July	15.74	July	18.71	July	10.48	July	9.72	July	11.00
August	16.70	August	18.61	August	11.42	August	9.58	August	9.63
September	17.24	September	19.90	September	9.43	September	10.02	September	10.97
October	18.91	October	15.03	October	7.07	October	10.40	October	10.98
November	19.44	November	12.23	November	7.12	November	9.74	November	10.32
December	20.12	December	11.68	December	7.81	December	9.19	December	11.53

EXXON MOBIL CORPORATION (XOM)

Exxon Mobil Corporation engages in the exploration, production, transportation, and sale of crude oil and natural gas.  The company also engages in the manufacture of petroleum products, and transportation and sale of crude oil, natural gas, and petroleum products.  It manufactures and markets commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics, and other specialty products.  The company also has interests in electric power generation facilities.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	62.75	January	74.10	January	86.40	January	76.48	January	64.43	January	80.68
February	59.37	February	71.68	February	87.01	February	67.90	February	65.00	February	85.53
March	60.86	March	75.45	March	84.58	March	68.10	March	66.98
April	63.08	April	79.38	April	93.07	April	66.67	April	67.77
May	60.91	May	83.17	May	88.76	May	69.35	May	60.46
June	61.35	June	83.88	June	88.13	June	69.91	June	57.07
July	67.74	July	85.13	July	80.43	July	70.39	July	59.68
August	67.67	August	85.73	August	80.01	August	69.15	August	59.11
September	67.10	September	92.56	September	77.66	September	68.61	September	61.79
October	71.42	October	91.99	October	74.12	October	71.67	October	66.49
November	76.81	November	89.16	November	80.15	November	75.07	November	69.56
December	76.63	December	93.69	December	79.83	December	68.19	December	73.12

FRANCE TELECOM (FTE)

France Telecom provides telecommunications services to consumers, businesses and telecommunications operators in France, Spain, Poland and the rest of the world.  It offers personal and home communication services, business network services, and international carriers and shared services, as well as integration and outsourcing services for communication applications.  The company’s services include fixed telephony and mobile telecommunication, data transmission, Internet and multimedia, and other value-added services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	22.78	January	27.81	January	35.33	January	22.47	January	23.06	January	21.95
February	21.84	February	27.08	February	33.45	February	22.45	February	23.46	February	22.21
March	22.48	March	26.40	March	33.58	March	22.66	March	24.03
April	23.32	April	29.27	April	31.33	April	22.06	April	22.00
May	23.09	May	30.72	May	30.64	May	23.34	May	19.09
June	21.86	June	27.48	June	29.63	June	22.81	June	17.31
July	23.23	July	27.17	July	31.49	July	25.43	July	20.97
August	22.32	August	30.32	August	29.42	August	25.74	August	20.30
September	23.31	September	33.44	September	28.01	September	26.92	September	21.53
October	26.10	October	37.00	October	25.32	October	25.22	October	23.89
November	26.07	November	37.95	November	25.73	November	26.33	November	20.41
December	27.70	December	35.63	December	28.07	December	25.24	December	21.08

FRONTIER COMMUNICATIONS CORPORATION (FTR)

Frontier Communications Corporation provides voice, data and video services to residential, business, and wholesale customers in the United States.  The company offers switched access services that allow other carriers to use the facilities to originate and terminate their long distance voice and data traffic; local services, which include basic telephone wireline services to residential and business customers; long distance services; data services, including high-speed or dial up Internet access, portal and e-mail products frame relay, Metro Ethernet, asynchronous transfer mode, switching services, and hard drive back-up services, as well as other data transmission services; and directory services that provides white and yellow page directories.  It also provides television services, which comprise access to various digital television channels, including high-definition TV programming; and wireless data services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	12.27	January	14.66	January	11.47	January	8.11	January	7.61	January	9.17
February	13.35	February	15.06	February	10.74	February	7.20	February	7.79	February	8.49
March	13.27	March	14.95	March	10.49	March	7.18	March	7.44
April	13.28	April	15.57	April	10.72	April	7.11	April	7.96
May	12.68	May	15.85	May	11.66	May	7.28	May	7.95
June	13.05	June	15.27	June	11.34	June	7.14	June	7.11
July	12.83	July	14.43	July	11.56	July	7.00	July	7.64
August	13.79	August	14.51	August	12.57	August	7.11	August	7.73
September	14.04	September	14.32	September	11.50	September	7.54	September	8.17
October	14.66	October	13.16	October	7.61	October	7.17	October	8.78
November	14.17	November	12.98	November	8.72	November	7.90	November	9.10
December	14.37	December	12.73	December	8.74	December	7.81	December	9.73

GENERAL ELECTRIC COMPANY (GE)

General Electric Company operates as a technology, media, and financial services company worldwide.  Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems; and renewable energy solutions, as well as provides water treatment services and equipment.  This segment also sells surface and subsea drilling and production systems, floating production platform equipment, compressors, turbines, turboexpanders, and high pressure reactors to oil and gas companies.  The company’s Technology Infrastructure segment manufactures jet engines, turboprop and turbo shaftengines, and their replacement parts, as well as provides repair and maintenance services for commercial and military aircraft.  This segment also produces healthcare products, including diagnostic imaging systems; offers transportation products and maintenance services; provides enterprise solutions using sensors for temperature, pressure, moisture, gas and flow rate, as well as non-destructive testing inspection equipment.  General Electric’s NBC Universal segment engages in the production and distribution of films and television programs; operation of television stations and cable/satellite television networks, as well as theme parks.  The company’s Capital Finance segment offers commercial lending and leasing products to manufacturers, distributors, and end-users of equipment and capital assets; consumer financial services to consumers and retailers; capital and investment solutions for real estate; commercial finance to the energy and water industries; and commercial aircraft leasing and finance, and fleet and financing solutions.  Its Consumer & Industrial segment produces various house hold appliances, lighting products, and electrical equipment and control products, as well as provides related services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	32.75	January	36.05	January	35.36	January	12.13	January	16.08	January	20.14
February	32.87	February	34.91	February	33.14	February	8.51	February	16.06	February	20.92
March	34.78	March	35.36	March	37.01	March	10.11	March	18.20
April	34.59	April	36.86	April	32.70	April	12.65	April	18.86
May	34.26	May	37.58	May	30.72	May	13.48	May	16.35
June	32.96	June	38.28	June	26.69	June	11.72	June	14.42
July	32.69	July	38.76	July	28.29	July	13.40	July	16.12
August	34.06	August	38.87	August	28.10	August	13.90	August	14.48
September	35.30	September	41.40	September	25.50	September	16.42	September	16.25
October	35.11	October	41.16	October	19.51	October	14.26	October	16.02
November	35.28	November	38.29	November	17.17	November	16.02	November	15.83
December	37.21	December	37.07	December	16.20	December	15.13	December	18.29

GLAXOSMITHKLINE PLC (GSK)

GlaxoSmithKline plc engages in the discovery, development, manufacture, and marketing of pharmaceutical products, over-the-counter medicines, and health related consumer products.  The company offers prescription medicines to treat a range of conditions, such as infections, depression, skin conditions, asthma, heart and circulatory disease, and cancer.  It also markets approximately twenty-five vaccines to prevent life-threatening or crippling illnesses, such as hepatitis A and B, diphtheria, tetanus, whooping cough, measles, mumps, rubella, polio, typhoid, influenza and bacterial meningitis.  The company’s over-the-counter medicines include alli, a weight loss medicine; Gaviscon, an antacid product; Panadol, a paracetamol-based pain reliever; smoking control products under NiQuitin and Nicorette names; and other brands, including Breathe Right nasal strips and snore relief products.  Its oral healthcare products primarily comprise Aquafresh and Sensodyne, which offer range of toothpastes, toothbrushes, mouthwashes and dental floss.  Further, the company provides nutritional healthcare products, such as Lucozade, a range of energy and sports drinks; Horlicks, a nutritional drink made from wheat, milk, and malted barley; and Ribena, a blackcurrant juice-based drink.  Additionally, it offers products for dermatological treatments, pain relief, allergy treatment, cold and flu treatment, gastrointestinal conditions, feminine hygiene, nicotine replacement therapy, and HIV treatment.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	51.24	January	54.13	January	47.38	January	35.26	January	39.01	January	36.33
February	50.82	February	56.14	February	43.91	February	30.13	February	37.14	February	38.61
March	52.31	March	55.26	March	42.43	March	31.07	March	38.52
April	56.88	April	57.78	April	44.11	April	30.76	April	37.29
May	55.30	May	52.18	May	44.53	May	33.71	May	33.46
June	55.80	June	52.37	June	44.22	June	35.34	June	34.01
July	55.33	July	51.08	July	46.56	July	38.29	July	35.17
August	56.78	August	52.22	August	46.97	August	39.10	August	37.40
September	53.23	September	53.20	September	43.46	September	39.51	September	39.52
October	53.25	October	51.25	October	38.70	October	41.16	October	39.04
November	53.13	November	52.68	November	34.44	November	41.47	November	38.28
December	52.76	December	50.39	December	37.27	December	42.25	December	39.22

HEWLETT-PACKARD COMPANY (HPQ)

Hewlett-Packard Company offers various products, technologies, software, solutions, and services worldwide.  The company’s Services segment provides consulting, outsourcing, and technology services to infrastructure, applications, and business process domains.  Its Enterprise Storage and Servers segment offers storage and server products and solutions for industry standard servers, business critical systems, and storageworks offerings.  The company’s HP Software segment provides enterprise IT management solutions, information management and business intelligence solutions, and communications and media solutions.  Its Personal Systems Group segment offers personal computers (PCs) comprising commercial PCs, consumer PCs, workstations, handheld computing devices, calculators, and other related accessories, and software and services for the commercial and consumer markets.  The company’s Imaging and Printing Group segment provides consumer and commercial printer hardware, printing supplies, printing media, and scanning devices, such as inkjet and Web solutions, laserjet and enterprise solutions, managed enterprise solutions, graphics solutions, and printer supplies.  Its HP Financial Services segment offers leasing, financing, utility programs, and asset recovery services; and financial asset management services for enterprise customers, as well as specialized financial services to SMBs, and educational and governmental entities.  The company also provides various network infrastructure products under the ProCurve, 3Com, and TippingPoint brand names; video collaboration products under the Halo brand name; and Palm smartphones, as well as licenses its specific technology to third parties.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	31.18	January	43.28	January	43.72	January	34.75	January	47.07	January	45.69
February	32.81	February	39.35	February	47.77	February	29.03	February	50.79	February	43.63
March	32.90	March	40.14	March	45.66	March	32.06	March	53.15
April	32.47	April	42.14	April	46.35	April	35.98	April	51.97
May	32.38	May	45.71	May	47.06	May	34.35	May	46.01
June	31.68	June	44.62	June	44.21	June	38.65	June	43.28
July	31.91	July	46.03	July	44.80	July	43.30	July	46.04
August	36.56	August	49.35	August	46.92	August	44.89	August	38.45
September	36.69	September	49.79	September	46.24	September	47.21	September	42.07
October	38.74	October	51.68	October	38.28	October	47.46	October	42.04
November	39.46	November	51.16	November	35.28	November	49.06	November	41.93
December	41.19	December	50.48	December	36.29	December	51.51	December	42.10
THE HOME DEPOT, INC. (HD)

The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company.  The company’s Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me customers, home improvement contractors, tradespeople, and building maintenance professionals.  Its stores also offer various installation services for do-it-for-me customers.  These installation programs include products, such as carpeting, flooring, cabinets, countertops, and water heaters.  In addition, the company provides professional installation of various products that are sold through its in-home sales programs, such as generators, and furnace and central air systems.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	40.55	January	40.74	January	30.64	January	21.53	January	28.01	January	36.77
February	42.15	February	39.59	February	26.55	February	20.89	February	31.20	February	37.47
March	42.30	March	36.74	March	27.97	March	23.56	March	32.35
April	39.93	April	37.87	April	28.80	April	26.32	April	35.23
May	38.12	May	38.87	May	27.36	May	23.16	May	33.86
June	35.79	June	39.35	June	23.42	June	23.63	June	28.07
July	34.71	July	37.17	July	23.83	July	25.94	July	28.51
August	34.29	August	38.31	August	27.12	August	27.29	August	27.82
September	36.27	September	32.44	September	25.89	September	26.64	September	31.68
October	37.33	October	31.51	October	23.59	October	25.09	October	30.90
November	37.97	November	28.56	November	23.11	November	27.36	November	30.21
December	40.16	December	26.94	December	23.02	December	28.93	December	35.06

INTEL CORPORATION (INTC)

Intel Corporation designs, manufactures and sells integrated circuits for computing and communications industries worldwide.  It offers microprocessor products used in notebooks, netbooks, desktops, servers, workstations, storage products, embedded applications, communications products, consumer electronics devices and handhelds.  The company also offers system on chip products that integrate its core processing functionalities with other system components, such as graphics, audio, and video, onto a single chip.  It also provides chipset products that send data between the microprocessor and input, display, and storage devices, such as keyboard, mouse, monitor, hard drive, and CD or DVD drives; motherboards that has connectors for attaching devices to the bus, and products designed for desktop, server, and workstation platforms; and wired and wireless connectivity products, including network adapters and embedded wireless cards used to translate and transmit data across networks.  In addition, Intel offers NAND flash memory products primarily used in portable memory storage devices, digital camera memory cards, and solid-state drives; network processors used in networking equipment to manage and direct data moving across networks and the Internet; software products, including operating systems, middleware, and tools used to develop, run, and manage various enterprise, consumer, embedded and handheld devices, as well as software development tools that enable the creation of applications; and healthcare products designed to connect people and information to improve patient care and safety.  The company also offers platforms that include a microprocessor, chipset, and enabling software.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	21.26	January	20.96	January	21.10	January	12.90	January	19.40	January	21.46
February	20.60	February	19.86	February	19.97	February	12.74	February	20.53	February	21.47
March	19.46	March	19.13	March	21.18	March	15.03	March	22.29
April	19.98	April	21.50	April	22.26	April	15.78	April	22.84
May	18.02	May	22.18	May	23.18	May	15.72	May	21.42
June	19.00	June	23.74	June	21.48	June	16.55	June	19.45
July	18.00	July	23.62	July	22.19	July	19.25	July	20.60
August	19.57	August	25.75	August	22.87	August	20.32	August	17.67
September	20.57	September	25.86	September	18.73	September	19.57	September	19.20
October	21.34	October	26.90	October	16.03	October	19.11	October	20.05
November	21.40	November	26.08	November	13.80	November	19.20	November	21.16
December	20.25	December	26.66	December	14.66	December	20.40	December	21.03

INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

International Business Machines Corporation (IBM) develops, manufactures and distributes IT products and services worldwide.  Its Global Technology Services segment offers IT infrastructure and business process services, such as strategic outsourcing, integrated technology, business transformation outsourcing, and maintenance.  The company’s Global Business Services segment provides professional services and application outsourcing services, including consulting and systems integration, and application management.  IBM’s Software segment offers middleware and operating systems software comprising WebSphere software enabling clients to integrate and manage business processes across their organizations; information management software for database and content management, information integration, data warehousing, business analytics and intelligence, performance management and predictive analytics; Tivoli software for infrastructure management, including identity, data security and storage management; Lotus software for collaboration, messaging and social networking; rational software, a process automation tool; and operating systems, which manage the fundamental processes that make computers run.  Its Systems and Technology segment provides computing and storage solutions, including servers, disk and tape storage systems and software, microelectronics, retail store solutions, and semiconductor technology, products, packaging solutions.  The company’s Global Financing segment provides lease and loan financing to external and internal clients; commercial financing to dealers and remarketers of IT products; and sale and lease of used equipment.  It serves financial services, public, industrial, distribution, communications, and general business sectors.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	81.30	January	99.15	January	107.11	January	91.65	January	122.39	January	162.00
February	80.24	February	92.94	February	113.86	February	92.03	February	127.16	February	161.88
March	82.47	March	94.26	March	115.14	March	96.89	March	128.25
April	82.34	April	102.21	April	120.70	April	103.21	April	129.00
May	79.90	May	106.60	May	129.43	May	106.28	May	125.26
June	76.82	June	105.25	June	118.53	June	104.42	June	123.48
July	77.41	July	110.65	July	127.98	July	117.93	July	128.40
August	80.97	August	116.69	August	121.73	August	118.05	August	123.13
September	81.94	September	117.80	September	116.96	September	119.61	September	134.14
October	92.33	October	116.12	October	92.97	October	120.61	October	143.60
November	91.92	November	105.18	November	81.60	November	126.35	November	141.46
December	97.15	December	108.10	December	84.16	December	130.90	December	146.76

JDS UNIPHASE CORPORATION (JDSU)

JDS Uniphase Corporation provides communications test and measurement solutions, and optical products to telecommunications service providers, cable operators and network equipment manufacturers.  The company’s Communications Test and Measurement segment supplies instruments, service-assurance systems, and services to enable the design, deployment and maintenance of communication equipment and networks.  This segment’s product portfolio includes test tools and platforms for optical transport networks, xDSL services, data networks, cable networks, digital video broadcast, fiber characterization services and storage networks.  Its Communications and Commercial Optical Products segment provides components, modules, subsystems, and solutions used by communications equipment providers for telecommunications and enterprise data communications.  This segment’s product portfolio comprises transmitters, receivers, amplifiers, ROADMs, optical transceivers, multiplexers and demultiplexers, switches, optical-performance monitors and couplers, splitters and circulators.  In addition, this segment offers diode, direct-diode, diode-pumped solid-state, and gas lasers; photovoltaics products comprising concentrated photovoltaic cells and receivers for generating energy from sunlight; and fiber-optic-based systems for delivering and measuring electrical power.  The Advanced Optical Technologies segment provides optical solutions for security and brand-differentiation applications and thin film coatings for a range of public and private-sector markets.  Its product applications include computer-driven projectors, intelligent lighting systems, office equipment, security products and decorative surface treatments.  This segment also offers multilayer product-security solutions, which deliver overt, covert, forensic, and digital product and document verification for protection against counterfeiting and tampering.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	24.96	January	17.78	January	10.41	January	3.63	January	7.86	January	16.97
February	24.32	February	16.21	February	13.15	February	2.76	February	10.73	February	24.67
March	33.36	March	15.23	March	13.39	March	3.25	March	12.52
April	27.92	April	16.48	April	14.31	April	4.61	April	13.01
May	24.24	May	13.10	May	12.37	May	5.39	May	11.50
June	20.24	June	13.43	June	11.36	June	5.72	June	9.84
July	17.12	July	14.33	July	10.93	July	5.86	July	10.85
August	18.16	August	14.56	August	10.16	August	6.87	August	9.19
September	17.52	September	14.96	September	8.47	September	7.11	September	12.39
October	14.53	October	15.26	October	5.46	October	5.59	October	10.50
November	18.48	November	13.46	November	2.72	November	7.39	November	11.87
December	16.66	December	13.30	December	3.65	December	8.25	December	14.48

JOHNSON & JOHNSON (JNJ)

Johnson & Johnson engages in the research and development, manufacture and sale of various products in the health care field worldwide.  The company operates in three segments: Consumer, Pharmaceutical, and Medical Devices and Diagnostics.  The Consumer segment provides products used in baby care, skin care, oral care, wound care, and women’s health care fields, as well as nutritional, over-the-counter pharmaceutical products, and wellness and prevention platforms under the names JOHNSON’S, AVEENO, CLEAN & CLEAR, JOHNSON’S Adult, NEUTROGENA, RoC, LUBRIDERM, Dabao, Vendome, LISTERINE, REACH, BAND-AID, PURELL, CAREFREE, STAYFREE, SPLENDA, TYLENOL, SUDAFED, ZYRTEC, MOTRIN IB, and PEPCID AC.  The Pharmaceutical segment offers products in various therapeutic areas, such as anti-infective, antipsychotic, cardiovascular, contraceptive, dermatology, gastrointestinal, immunology, neurology, oncology, urology, and virology.  Its products include REMICADE, a biologic approved for the treatment of immune mediated inflammatory diseases; PROCRIT, a biotechnology-derived product that stimulates red blood cell production; LEVAQUIN, which is used in the anti-infective field; RISPERDAL CONSTA, an injectable that treatments schizophrenia; CONCERTA, a product for the treatment of attention deficit hyperactivity disorder; ACIPHEX/PARIET, a proton pump inhibitor; DURAGESIC/Fentanyl Transdermal, a treatment for chronic pain; VELCADE for the treatment of multiple myeloma; PREZISTA for treating HIV/AIDS patients; and INVEGA, a atypical antipsychotic.  The Medical Devices and Diagnostics segment primarily offers circulatory disease management products; orthopaedic joint reconstruction, spinal care, and sports medicine products; surgical care, aesthetics, and women’s health products; blood glucose monitoring and insulin delivery products; professional diagnostic products; and disposable contact lenses.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	57.54	January	66.80	January	63.14	January	57.69	January	62.86	January	59.77
February	57.65	February	62.93	February	61.96	February	50.00	February	63.00	February	61.44
March	59.22	March	60.26	March	64.87	March	52.60	March	65.20
April	58.61	April	64.22	April	67.09	April	52.36	April	64.30
May	60.22	May	63.27	May	66.74	May	55.16	May	58.30
June	59.92	June	61.62	June	64.34	June	56.80	June	59.06
July	62.55	July	60.50	July	68.47	July	60.89	July	58.09
August	64.66	August	61.79	August	70.43	August	60.44	August	57.02
September	64.94	September	65.70	September	69.28	September	60.89	September	61.96
October	67.40	October	65.17	October	61.34	October	59.05	October	63.74
November	65.91	November	67.74	November	58.58	November	62.84	November	61.55
December	66.02	December	66.70	December	59.83	December	64.41	December	61.85

LSI CORPORATION (LSI)

LSI Corporation engages in the design, development, and marketing of semiconductors and storage systems.  Its Semiconductor segment offers integrated circuits for hard disk and tape drive solutions, including systems-on-a-chip, read channels, pre-amplifiers, serial physical interfaces, and hard disk controllers, as well as custom firmware; and magnetic and optical disk drives, and disk and tape-based storage systems.  This segment’s hard disk and tape drive electronics are used to store and retrieve data in personal computers, corporate network servers, archive/back-up devices, and consumer electronics products, such as digital video recorders, game consoles, and digital media players.  It also offers networking solutions that include chips, such as network processors, digital signal processors, content-inspection processors, traffic shaping devices, and physical layer devices, as well as software, evaluation systems, and reference designs to homes, businesses, and mobile users over IP networks.  The Storage Systems segment provides a line of open, modular storage products that comprises complete systems and sub-assemblies, such as storage controller modules, disk drive enclosure modules, related management software, and data protection software for creating local and remote copies of critical data.  Its products and solutions are used in various open operating systems, such as Windows, UNIX and UNIX variants, and Linux environments.  This segment’s products serve Internet-based applications, such as online transaction processing and e-commerce, data warehousing, video editing and post-production, and computing.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	9.15	January	9.40	January	5.21	January	3.18	January	4.99	January	6.19
February	9.75	February	10.16	February	5.04	February	2.90	February	5.39	February	6.29
March	11.56	March	10.44	March	4.95	March	3.04	March	6.12
April	10.65	April	8.50	April	6.20	April	3.84	April	6.02
May	9.73	May	8.68	May	7.27	May	4.47	May	5.33
June	8.95	June	7.51	June	6.14	June	4.56	June	4.60
July	8.20	July	7.20	July	6.94	July	5.18	July	4.03
August	8.05	August	6.89	August	6.65	August	5.21	August	4.03
September	8.22	September	7.42	September	5.36	September	5.49	September	4.55
October	10.05	October	6.60	October	3.85	October	5.12	October	5.24
November	10.66	November	5.55	November	2.68	November	5.29	November	5.74
December	9.00	December	5.31	December	3.29	December	6.01	December	5.99

MEDCO HEALTH SOLUTIONS, INC. (MHS)

Medco Health Solutions, Inc. is a healthcare company that provides clinically driven pharmacy services for private and public employers, health plans, labor unions, government agencies and individuals in the United States and internationally.  The company’s products and services include clinical management that comprises coverage management and utilization management programs; and RationalMed service, which analyzes patients’ available prescriptions, inpatient and outpatient medical and laboratory claim records, and engages physicians, pharmacists and patients in making changes, as well as provides benefit plan designs.  The company also offers pharmacy management products and services, such as the Medco Pharmacy, a mail-order service; Medco Therapeutic Resource centers, which conduct therapy management programs to treat certain chronic conditions; Specialty Pharmacy Management that provides an enhanced level of care to patients taking specialty medicines to treat complex or chronic conditions; Retail Pharmacy Networks, which offer clients with contracted discount rates; Call Center Pharmacies that provide information and support to members using its mail-order service or retail pharmacy networks; and information and services to physicians and pharmacists, as well as reimbursement services. In addition, the company provides Internet-based services, including Member-Oriented Web services that enable members to self-manage their prescription benefits; Medicare Part D Web services that support pre-enrollment and post-enrollment activities; Client-Oriented Web services that provide online access to the company’s proprietary tools for reporting, analyzing and modeling data, clinical-utilization management and decision-support, plan administration, industry news, and submission and tracking of service requests; and Pharmacist-Oriented Web services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	27.05	January	29.61	January	49.98	January	44.93	January	61.48	January	61.02
February	27.86	February	33.81	February	44.31	February	40.58	February	63.24	February	61.64
March	28.61	March	36.27	March	43.79	March	41.34	March	64.56
April	26.62	April	39.01	April	49.54	April	43.55	April	58.92
May	26.95	May	38.88	May	48.45	May	45.89	May	57.65
June	28.64	June	39.00	June	47.20	June	45.61	June	55.08
July	29.67	July	40.64	July	49.58	July	52.86	July	48.00
August	31.69	August	42.73	August	46.85	August	55.22	August	43.48
September	30.06	September	45.20	September	45.00	September	55.31	September	52.06
October	26.75	October	47.19	October	37.95	October	56.12	October	52.53
November	25.11	November	50.00	November	42.00	November	63.16	November	61.32
December	26.72	December	50.70	December	41.91	December	63.91	December	61.27

MERCK & CO., INC. (MRK)

Merck & Co., Inc. is a global health care company that discovers, develops, manufactures and markets medicines, vaccines, biologic therapies, and consumer and animal products.  The company’s Pharmaceutical segment provides human health pharmaceutical products, such as therapeutic and preventive agents for the treatment of human disorders in the areas of bone, respiratory, immunology, dermatology, cardiovascular diseases, diabetes and obesity, infectious diseases, hypertension and/or heart failure, urology, bronchospasm, neurosciences and ophthalmology, oncology and women’s health; and human health vaccines, including preventative pediatric, adolescent and adult vaccines against measles, mumps, rubella and varicella.  The company’s Animal Health segment offers antibiotics, anti-inflammatory products, vaccines, products for the treatment of fertility disorders and parasiticides for cattle, swine, horses, poultry, dogs, cats, salmons and fishes.  The company’s Consumer Health Care segment provides over-the-counter products, including antihistamines, products for constipation, cold/flu medicines, nasal decongestant sprays and laxative tablets; foot care products, which comprise topical antifungal products and foot and sneaker odor/wetness products; and sun care products, such as sun care lotions, sprays, dry oils and lip-protection products, as well as sunless tanning and sunburn relief products.  It sells consumer health care products through wholesale and retail drug, food chain and mass merchandiser outlets in the United States and Canada.  The company serves drug wholesalers and retailers, hospitals, government agencies, physicians, physician distributors, veterinarians and animal producers, as well as managed health care providers, such as health maintenance organizations, pharmacy benefit managers and other institutions.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	34.50	January	44.75	January	46.10	January	28.55	January	38.18	January	33.17
February	34.86	February	44.15	February	44.30	February	24.20	February	36.88	February	32.57
March	35.23	March	44.17	March	37.95	March	26.75	March	37.35
April	34.42	April	51.44	April	38.04	April	24.24	April	35.04
May	33.29	May	52.45	May	38.96	May	27.58	May	33.69
June	36.43	June	49.80	June	37.69	June	27.96	June	34.97
July	40.27	July	49.65	July	32.90	July	30.01	July	34.46
August	40.55	August	50.17	August	35.67	August	32.43	August	35.16
September	41.90	September	51.69	September	31.56	September	31.63	September	36.81
October	45.42	October	58.26	October	30.95	October	30.93	October	36.31
November	44.51	November	59.36	November	26.72	November	36.21	November	34.47
December	43.60	December	58.11	December	30.40	December	36.54	December	36.04

MICROSOFT CORPORATION (MSFT)

Microsoft Corporation develops, manufactures, licenses and supports a range of software products and services for various computing devices worldwide.  The company’s Windows & Windows Live Division segment offers the Windows operating system, which includes Windows 7, Windows Vista, and Windows XP Home, the Windows Live suite of applications and Web services, and Internet Explorer.  Microsoft’s Server and Tools segment provides Windows Server operating systems, Windows Azure, Microsoft SQL Server, SQL Azure, Visual Studio, Silverlight, System Center products, Biz Talk server, Microsoft consulting services and product support services.  This segment also provides enterprise consulting and product support services; and training and certification to developers and information technology professionals, as well as builds standalone and software development lifecycle tools for software architects, developers, testers and project managers.  The company’s Online Services Division segment offers online information products, such as Bing, MSN portals, and channels; and an online advertising platform for publishers and advertisers.  Microsoft’s Microsoft Business Division segment offers Microsoft Office, Microsoft SharePoint, and Microsoft Dynamics ERP and CRM, as well as Microsoft Office Web Applications.  The company’s Entertainment and Devices Division segment develops, produces and markets the Xbox 360 platform; PC software games; online games and services; Mediaroom, an Internet protocol television software; Windows Phone and Windows Embedded device platforms; the Zune digital music and entertainment platform; and application software for Apple’s Macintosh computers, Microsoft PC hardware products, and other devices.  This segment is also involved in retail and marketing of packaged versions of the Microsoft Office system and the Windows operating systems.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	28.15	January	30.86	January	32.60	January	17.10	January	28.18	January	27.73
February	26.87	February	28.17	February	27.20	February	16.15	February	28.67	February	26.58
March	27.21	March	27.87	March	28.38	March	18.37	March	29.29
April	24.15	April	29.94	April	28.52	April	20.26	April	30.54
May	22.65	May	30.69	May	28.32	May	20.89	May	25.80
June	23.30	June	29.47	June	27.51	June	23.77	June	23.01
July	24.06	July	28.99	July	25.72	July	23.52	July	25.81
August	25.70	August	28.73	August	27.29	August	24.65	August	23.47
September	27.35	September	29.46	September	26.69	September	25.72	September	24.49
October	28.71	October	36.81	October	22.33	October	27.73	October	26.67
November	29.36	November	33.60	November	20.22	November	29.41	November	25.26
December	29.86	December	35.60	December	19.44	December	30.48	December	27.91

MORGAN STANLEY (MS)

Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals worldwide.  The company has three segments: Institutional Securities, Global Wealth Management Group, and Asset Management.  The Institutional Securities segment engages in various activities, including capital raising; provision of financial advisory services principally on mergers and acquisitions, divestitures, corporate defense strategies, joint ventures, privatizations, recapitalizations, spin-offs, corporate restructurings, shareholder relations, tender offers, exchange offers, and leveraged buyouts; corporate lending; sales, trading, financing, and market-making activities in equity and fixed income securities and related products comprising foreign exchange and commodities; benchmark indices and risk management analytics; and investment.  The Global Wealth Management Group (a Morgan Stanley Smith Barney joint venture) segment provides brokerage and investment advisory services covering various investment alternatives comprising equities, options, futures, foreign currencies, precious metals, fixed income securities, mutual funds, structured products, alternative investment, unit investment trusts, managed futures, managed accounts and mutual fund asset allocation programs; financial and wealth planning services; annuity and insurance products; credit and other lending products; cash management services; retirement services; and trust and fiduciary services.  The Asset Management segment offers products and services in equity, fixed income, and alternative investments, which include hedge funds, fund of funds, real estate, private equity, and infrastructure, to institutional and retail clients through proprietary and third party distribution channels.  This segment also involves in investment activities.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	51.01	January	68.73	January	49.34	January	20.23	January	26.78	January	29.40
February	49.52	February	62.19	February	42.12	February	19.54	February	28.18	February	29.68
March	52.15	March	65.38	March	45.70	March	22.77	March	29.29
April	53.38	April	69.74	April	48.60	April	23.64	April	30.22
May	49.49	May	70.59	May	44.23	May	30.32	May	27.11
June	52.47	June	69.63	June	36.07	June	28.51	June	23.21
July	55.20	July	63.87	July	39.48	July	28.50	July	26.99
August	54.61	August	62.37	August	40.83	August	28.96	August	24.69
September	60.52	September	63.00	September	23.00	September	30.88	September	24.68
October	63.45	October	67.26	October	17.47	October	32.12	October	24.87
November	63.22	November	52.72	November	14.75	November	31.58	November	24.46
December	67.60	December	53.11	December	16.04	December	29.60	December	27.21

NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)

Nippon Telegraph and Telephone Corporation and its subsidiaries provide telecommunications services to residential and business customers in Japan.  The company offers fixed and mobile voice, IP/packet communications, system integration, and other telecommunications related services; sells telecommunications equipment; and operates telephone networks.  It provides intra-prefectural and inter-prefectural communications services, international communications services, mobile telephone services, and related ancillary services, as well as network system services.  The company also involves in building maintenance, real estate property rental, systems development, leasing, and research and development businesses; and provides data communications services, such as information communications systems and computer networking, as well as strategic planning, systems planning and systems design, and installation of information communications systems and computer networks.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	23.24	January	25.04	January	23.89	January	24.07	January	21.10	January	23.23
February	21.70	February	26.41	February	21.69	February	21.18	February	21.78	February	24.48
March	21.55	March	26.41	March	21.68	March	19.03	March	21.02
April	22.49	April	24.89	April	21.49	April	18.80	April	20.29
May	24.71	May	23.59	May	24.26	May	20.77	May	20.48
June	24.47	June	22.17	June	24.30	June	20.35	June	20.34
July	26.00	July	21.57	July	25.32	July	20.65	July	20.85
August	25.18	August	23.10	August	24.49	August	22.20	August	21.54
September	24.53	September	23.27	September	22.51	September	23.03	September	21.92
October	25.13	October	22.95	October	20.35	October	20.54	October	22.54
November	25.25	November	22.60	November	21.95	November	21.48	November	22.64
December	24.79	December	24.66	December	27.19	December	19.74	December	22.94

NOKIA CORPORATION (NOK)

Nokia Corporation manufactures mobile devices, and provides Internet services and digital map information worldwide.  The company’s Devices & Services segment designs, develops, and manages its mobile device portfolio, including the sourcing of components.  It also offers consumer Internet services in music, maps, media, messaging, and games and working areas.  Its NAVTEQ segment provides digital map information and related location based content and services for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions.  The company’s Nokia Siemens Networks segment provides wireless and fixed network infrastructure, communications, and networks service platforms, as well as professional services to operators and service providers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.38	January	22.10	January	37.14	January	12.27	January	13.69	January	10.70
February	18.58	February	21.83	February	36.01	February	9.36	February	13.47	February	8.63
March	20.72	March	22.92	March	31.83	March	11.67	March	15.54
April	22.66	April	25.25	April	30.07	April	14.14	April	12.16
May	21.47	May	27.38	May	28.40	May	15.30	May	10.12
June	20.26	June	28.11	June	24.50	June	14.58	June	8.15
July	19.85	July	28.64	July	27.32	July	13.34	July	9.51
August	20.88	August	32.88	August	25.17	August	14.01	August	8.56
September	19.69	September	37.93	September	18.65	September	14.62	September	10.03
October	19.88	October	39.72	October	15.18	October	12.61	October	10.70
November	20.22	November	39.33	November	14.17	November	13.26	November	9.23
December	20.32	December	38.39	December	15.60	December	12.85	December	10.32

NOVARTIS AG (NVS)

Novartis AG engages in the research, development, manufacture, and marketing of healthcare products worldwide.  Its Pharmaceuticals division offers prescription medicines in various therapeutic areas, including cardiovascular and metabolism; oncology; neuroscience and ophthalmics; respiratory; integrated hospital care; and other additional products.  The company’s Vaccines and Diagnostics division provides preventive vaccines and diagnostic tools, and also sells influenza, meningococcal, pediatric, and traveler vaccines, as well as blood testing and molecular diagnostics to prevent the spread of infectious diseases.  Its Sandoz division provides prescription medicines, as well as pharmaceutical and biotechnological active substances.  This division offers active ingredients and finished dosage forms of medicines; active pharmaceutical ingredients and intermediates, primarily antibiotics; protein or biotechnology-based products; and cytotoxic products, as well as provides biotech manufacturing services to other companies.  The company’s Consumer Health division consists of three business units: over-the-counter medicines, which offers readily available consumer medicines; Animal Health, which provides veterinary products for farm and companion animals; and CIBA Vision, which manufactures contact lenses and lens care products.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	55.16	January	57.69	January	50.79	January	41.26	January	53.53	January	55.86
February	53.25	February	55.43	February	49.15	February	36.25	February	55.32	February	56.27
March	55.44	March	54.63	March	51.23	March	37.83	March	54.10
April	57.51	April	58.09	April	50.33	April	37.91	April	50.85
May	55.48	May	56.18	May	52.35	May	40.02	May	45.01
June	53.92	June	56.07	June	55.04	June	40.79	June	48.32
July	56.22	July	53.95	July	59.35	July	45.62	July	48.74
August	57.12	August	52.65	August	55.64	August	46.47	August	52.49
September	58.44	September	54.96	September	52.84	September	50.38	September	57.67
October	60.73	October	53.17	October	50.99	October	51.95	October	57.95
November	58.41	November	56.52	November	46.92	November	55.60	November	53.41
December	57.44	December	54.31	December	49.76	December	54.43	December	58.95

ORACLE CORPORATION (ORCL)

Oracle Corporation, an enterprise software company, develops, manufactures, markets, distributes and services database and middleware software, applications software and hardware systems worldwide.  It engages in licensing database and middleware software, including database, application server and application grid, SOA suite and business process management, data migration and integration, business intelligence, identity and access management, content management, portal and user interaction, developer tools, Oracle enterprise manager, and Java platform.  The company also offers application software, including enterprise resource planning, customer relationship management, enterprise performance management, supply chain management, business intelligence applications, enterprise project portfolio management, and industry-specific applications; and software license updates and product support services.  In addition, the company provides hardware systems products, such as servers, storage products, Solaris operating system and other hardware-related software, and networking components and products; and hardware systems support services.  Further, the company offers consulting services, which include enterprise architecture design and implementation, business/IT strategy alignment, business process simplification, solution integration, and product implementation, enhancements, and upgrades; on demand and advanced customer services; and training services, as well as certification programs.  It markets and sells its products directly, as well as through resellers, system integrators/implementers, consultants, education providers, Internet service providers, network integrators, and independent software vendors to various industries, government agencies, and educational institutions.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	12.57	January	17.16	January	20.55	January	16.83	January	23.06	January	32.03
February	12.42	February	16.43	February	18.80	February	15.54	February	24.65	February	32.90
March	13.69	March	18.13	March	19.56	March	18.07	March	25.71
April	14.59	April	18.80	April	20.85	April	19.34	April	25.87
May	14.22	May	19.38	May	22.84	May	19.59	May	22.57
June	14.49	June	19.71	June	21.00	June	21.42	June	21.46
July	14.97	July	19.12	July	21.53	July	22.13	July	23.64
August	15.66	August	20.28	August	21.93	August	21.88	August	21.85
September	17.74	September	21.65	September	20.31	September	20.84	September	26.85
October	18.47	October	22.17	October	18.29	October	21.10	October	29.38
November	19.05	November	20.18	November	16.09	November	22.08	November	27.05
December	17.14	December	22.58	December	17.73	December	24.53	December	31.30

PFIZER INC. (PFE)

Pfizer Inc., a biopharmaceutical company, engages in the discovery, development, manufacture and marketing of prescription medicines for humans and animals worldwide.  The company’s Biopharmaceutical segment offers products in the areas of primary care, specialty care, established products, emerging markets and oncology.  Its principal products include Lipitor for elevated cholesterol levels in the blood; Norvasc for hypertension; Caduet for cardiovascular events; Chantix/Champix for smoking cessation; Lyrica for neuropathic pain; Revatio for pulmonary arterial hypertension; Geodon/Zeldox, a psychotropic agent; and Aricept for Alzheimer’s disease.  This segment’s products also comprise Celebrex for osteoarthritis and rheumatoid arthritis and acute pain; Zyvox for Gram-positive pathogens; Viagra for erectile dysfunction; Detrol/ Detrol LA for overactive bladder; Sutent for advanced renal cell carcinoma; Xalatan for open-angle glaucoma and ocular hypertension; Genotropin for growth disorders; Vfend, an antifungal agent; Effexor for depressive disorders; Prevnar/Prevnar7 for invasive pneumococcal disease; Enbrel for rheumatoid arthritis; Protonix, proton pump inhibitor for erosive esophagitis; and Spiriva for breathing problems.  The company’s Diversified segment offers animal health products, which include antibiotics, anti-inflammatories, antiemetics, parasiticides and vaccines; consumer healthcare products comprising dietary supplements, pain management, respiratory, and topicals/gastro-intestinal products; Nutrition products; and Capsugel products that include gelatin, liquid, softgel, non-animal, and fish gelatin capsules.  Pfizer Inc. serves doctors, nurse practitioners, physician assistants, pharmacists, hospitals, pharmacy benefit managers, managed care organizations, and government agencies.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.68	January	26.24	January	23.36	January	14.58	January	18.66	January	18.22
February	26.19	February	24.96	February	22.28	February	12.31	February	17.55	February	19.24
March	24.92	March	25.26	March	20.93	March	13.62	March	17.15
April	25.33	April	26.46	April	20.11	April	13.36	April	16.72
May	23.66	May	27.49	May	19.36	May	15.19	May	15.23
June	23.47	June	25.57	June	17.47	June	15.00	June	14.26
July	25.99	July	23.51	July	18.67	July	15.93	July	15.00
August	27.56	August	24.84	August	19.11	August	16.70	August	15.91
September	28.36	September	24.43	September	18.44	September	16.55	September	17.17
October	26.65	October	24.61	October	17.71	October	17.03	October	17.42
November	27.49	November	23.76	November	16.43	November	18.17	November	16.30
December	25.90	December	22.73	December	17.71	December	18.19	December	17.51

QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

Qwest Communications International Inc. provides data, Internet, video, and voice services in the United States and internationally.  The company offers its products and services using telecommunications network, which consists of voice and data switches, copper cables, fiber optic broadband cables, and other equipment to mass markets, business, and wholesale customers.  It provides various data and Internet services, including private line, multi-protocol label switching, broadband, voice over Internet protocol (VoIP) and data integration services, as well as Web hosting and related services comprising provision space, power, bandwidth, and managed services in data centers; and server and application management, back-up, disaster recovery, and Web design services.  Its data and Internet services also consist of traditional wide area network products, such as ATM, frame relay, dedicated Internet access, and virtual private network; integrated services digital network; and Internet dial-up access.  The company’s voice services include local voice services comprising basic local exchange and switching services; local voice exchange services, such as caller ID, call waiting, call return, 3-way calling, call forwarding, and voice mail; long-distance voice services consisting of domestic and international long-distance services, and toll free services; and wireless products and services.  Qwest Communications International’s data, Internet, and video services comprise Internet, Internet-based services, and digital television.  The company also engages in lease and sublease of real estate properties, such as space in office buildings, warehouses, and other properties.  It sells its products and services through its sales and call centers, Web site, telemarketing, retail stores, and kiosks, as well as relationships and arrangements with third-party sales agents.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	6.02	January	8.15	January	5.89	January	3.22	January	4.21	January	7.13
February	6.32	February	8.88	February	5.40	February	3.39	February	4.56	February	6.82
March	6.80	March	8.99	March	4.53	March	3.42	March	5.22
April	6.71	April	8.88	April	5.16	April	3.89	April	5.23
May	7.01	May	10.29	May	4.85	May	4.36	May	5.24
June	8.09	June	9.70	June	3.93	June	4.15	June	5.25
July	7.79	July	8.53	July	3.83	July	3.86	July	5.66
August	8.81	August	8.95	August	3.78	August	3.59	August	5.65
September	8.72	September	9.16	September	3.23	September	3.81	September	6.27
October	8.63	October	7.18	October	2.89	October	3.59	October	6.61
November	7.69	November	6.63	November	3.20	November	3.65	November	7.00
December	8.37	December	7.01	December	3.64	December	4.21	December	7.61

SONY CORPORATION (SNE)

Sony Corporation designs, develops, manufactures and sells electronic equipment, instruments and devices for consumer, professional and industrial markets worldwide.  The company offers consumer products and devices, including televisions, video cameras, compact digital cameras and digital single-lens reflex cameras, Blu-ray Disc players/recorders, DVD-video players/recorders, home theaters and audio systems, and portable audio and car audio products.  It also provides charged coupled devices, complementary metal-oxide semiconductor image sensors, system LSIs, small- and medium-sized TFT LCD panels, and other semiconductors; and components, such as batteries, optical disk drives, chemical products, audio/video/data recording media, storage media and optical pickups.  In addition, the company develops, produces, markets and distributes games and gaming devices, such as PlayStation3, PlayStation Portable, and PlayStation 2; as well as PCs and flash memory digital audio players.  It also manufactures broadcast- and professional-use products, Blu-ray Discs, DVDs, and CD discs.  The company further engages in research, development, design, production, marketing, sales, distribution and servicing  of mobile phones, accessories, services and applications.  The company produces and distributes motion pictures and television programs and home entertainment; creates and distributes digital content; operates a channel network and studio facilities; and develops entertainment products, services and technologies; as well as engages in the music publishing business.  Further, it engages in various financial service operations, such as insurance, banking, and leasing and credit financing.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.90	January	46.33	January	47.50	January	19.22	January	33.23	January	34.34
February	46.88	February	51.73	February	47.21	February	16.56	February	34.11	February	36.84
March	46.07	March	50.49	March	40.07	March	20.63	March	38.32
April	48.94	April	53.26	April	45.79	April	25.86	April	34.22
May	45.17	May	57.70	May	50.39	May	26.23	May	30.78
June	44.04	June	51.37	June	43.74	June	25.86	June	26.68
July	45.99	July	52.74	July	37.67	July	27.96	July	31.22
August	43.41	August	47.78	August	38.20	August	26.74	August	27.99
September	40.36	September	48.06	September	30.87	September	29.20	September	30.92
October	40.98	October	49.46	October	23.24	October	29.39	October	33.84
November	39.41	November	53.97	November	19.38	November	26.69	November	35.48
December	42.83	December	54.30	December	21.87	December	29.00	December	35.71

SYNGENTA AG (SYT)

Syngenta AG, an agribusiness company, engages in the discovery, development, manufacture, and marketing of a range of products designed to improve crop yields and food quality worldwide.  It operates in three segments: Crop Protection, Seeds, and Business Development.  The Crop Protection segment offers herbicides primarily for corn, cereals, soybean, and rice; fungicides for cereals, fruits, grapes, rice, soybean, and vegetables; insecticides for fruits, vegetables, and field crops; seed care primarily in corn, soybean, cereals, and cotton; and professional products, such as products for public health and products for turf and ornamentals.  The company markets these products through independent distributors and dealers, agricultural consultants, and growers.  The Seeds segment develops, produces, and markets seeds and plants based on advanced genetics and related technologies.  This segment offers approximately 200 product lines and approximately 6,800 varieties of proprietary genetics, including vegetables, flowers, corn, soybean, sugar beet, and sunflower.  The company markets these products worldwide primarily under NK, Golden Harvest, Garst, Hilleshog, S&G, Rogers, Zeraim Gedera, and Fischer brand names.  The Business Development segment engages in the development of enzymes and traits to enhance agronomic, nutritional, and biofuel properties of plants.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.54	January	37.07	January	52.74	January	38.62	January	51.06	January	64.63
February	28.42	February	35.20	February	57.32	February	42.82	February	51.91	February	67.32
March	28.11	March	38.05	March	58.51	March	40.11	March	55.51
April	27.78	April	39.70	April	59.18	April	42.65	April	50.51
May	27.53	May	37.71	May	61.29	May	48.80	May	44.08
June	26.56	June	38.93	June	64.70	June	46.52	June	45.85
July	28.75	July	37.69	July	58.09	July	45.92	July	44.13
August	29.51	August	37.52	August	53.68	August	46.92	August	46.04
September	30.18	September	43.33	September	42.32	September	45.95	September	49.79
October	32.24	October	48.47	October	37.38	October	47.33	October	55.38
November	35.21	November	49.55	November	36.02	November	53.51	November	55.71
December	37.14	December	50.66	December	39.14	December	56.27	December	58.78

TEXAS INSTRUMENTS INCORPORATED (TXN)

Texas Instruments Incorporated engages in the design and sale of semiconductors to electronics designers and manufacturers worldwide.  It operates in four segments: Analog, Embedded Processing, Wireless, and Other.  The Analog segment offers high-performance analog products comprising standard analog semiconductors, such as amplifiers, data converters, and interface semiconductors; high-volume analog, and standard linear and logic products; and power management semiconductors and line-powered systems.  The company’s Embedded Processing segment includes DSPs that perform mathematical computations instantaneously to process and improve digital data; and microcontrollers, which are designed to control a set of specific tasks for electronic equipment.  Its Wireless segment designs, manufactures and sells application processors and connectivity products.  The company’s Other segment offers smaller semiconductor products, which include DLP products that are primarily used in projectors to create high-definition images; reduced-instruction set computing microprocessors; and application-specific integrated circuits.  This segment also provides handheld graphing and scientific calculators, as well as licenses technologies to other electronics companies.  The company serves communications, computing, industrial, consumer electronics, automotive, and education sectors.  Texas Instruments Incorporated sells its products through a direct sales force, distributors, and third-party sales representatives.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	29.23	January	31.19	January	30.95	January	14.95	January	22.50	January	33.91
February	29.85	February	30.96	February	29.96	February	14.35	February	24.38	February	35.61
March	32.47	March	30.10	March	28.27	March	16.51	March	24.47
April	34.71	April	34.37	April	29.16	April	18.06	April	26.01
May	31.23	May	35.36	May	32.48	May	19.40	May	24.42
June	30.29	June	37.63	June	28.16	June	21.30	June	23.28
July	29.78	July	35.19	July	24.38	July	24.05	July	24.69
August	32.59	August	34.24	August	24.51	August	24.59	August	23.02
September	33.25	September	36.59	September	21.50	September	23.69	September	27.14
October	30.18	October	32.60	October	19.56	October	23.45	October	29.57
November	29.55	November	31.57	November	15.57	November	25.29	November	31.80
December	28.80	December	33.40	December	15.52	December	26.06	December	32.50

THE COCA-COLA COMPANY (KO)

The Coca-Cola Company manufactures, distributes, and markets nonalcoholic beverage concentrates and syrups worldwide.  It principally offers sparkling and still beverages.  The company’s sparkling beverages include nonalcoholic ready-to-drink beverages with carbonation, such as energy drinks, and carbonated waters and flavored waters.  Its still beverages consist of nonalcoholic ready-to-drink beverages without carbonation, including non-carbonated waters, flavored waters and enhanced waters, non-carbonated energy drinks, juices and juice drinks, teas, coffees, and sports drinks.  The Coca-Cola Company also offers fountain syrups, syrups, and concentrates, such as flavoring ingredients and sweeteners.  The company markets its nonalcoholic beverages primarily under the Coca-Cola, Diet Coke, Fanta, and Sprite brand names.  The company sells its finished beverage products primarily to distributors, and beverage concentrates and syrups to bottling and canning operators, distributors, fountain wholesalers, and fountain retailers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	41.38	January	47.88	January	59.00	January	42.72	January	54.25	January	62.85
February	41.97	February	46.68	February	58.46	February	40.85	February	52.72	February	63.92
March	41.87	March	48.00	March	60.87	March	43.95	March	55.00
April	41.96	April	52.19	April	58.87	April	43.05	April	53.45
May	44.03	May	52.99	May	57.26	May	49.16	May	51.40
June	43.02	June	52.31	June	51.98	June	47.99	June	50.12
July	44.50	July	52.11	July	51.50	July	49.84	July	55.11
August	44.81	August	53.78	August	52.07	August	48.77	August	55.88
September	44.68	September	57.47	September	52.88	September	53.70	September	58.52
October	46.72	October	61.76	October	44.06	October	53.31	October	61.32
November	46.83	November	62.10	November	46.87	November	57.20	November	63.17
December	48.25	December	61.37	December	45.27	December	57.00	December	65.77

THE TRAVELERS COMPANIES, INC. (TRV)

The Travelers Companies, Inc. provides various commercial and personal property and casualty insurance products and services to businesses, government units, associations, and individuals primarily in the United States.  The company operates in three segments: Business Insurance; Financial, Professional, and International Insurance; and Personal Insurance.  Business Insurance segment offers property and casualty products and services, such as commercial multi-peril, property, general liability, commercial auto, and workers’ compensation insurance.  It operates in six groups: Select Accounts, which serves small businesses; Commercial Accounts that serves mid-sized businesses; National Accounts, which serves large companies; Industry-Focused Underwriting that serves targeted industries; Target Risk Underwriting, which serves commercial businesses requiring specialized product underwriting, claims handling, and risk management services; and Specialized Distribution that offers products to customers through licensed wholesale, general, and program agents.  Financial, Professional, and International Insurance segment provides surety and financial liability coverage, which requires a credit-based underwriting process, and property and casualty products primarily in the U.S., the United Kingdom, Ireland, and Canada.  Personal Insurance segment offers property and casualty insurance covering personal risks, including primarily automobile and homeowners insurance to individuals.  It distributes its products through independent agents, sponsoring organizations, joint marketing arrangements with other insurers, and direct marketing.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	45.38	January	50.85	January	48.10	January	38.64	January	50.67	January	56.26
February	42.98	February	50.75	February	46.41	February	36.15	February	52.59	February	59.93
March	41.79	March	51.77	March	47.85	March	40.64	March	53.94
April	44.03	April	54.10	April	50.40	April	41.14	April	50.74
May	44.02	May	54.17	May	49.81	May	40.66	May	49.47
June	44.58	June	53.50	June	43.40	June	41.04	June	49.25
July	45.80	July	50.78	July	44.12	July	43.07	July	50.45
August	43.90	August	50.54	August	44.16	August	50.42	August	48.99
September	46.89	September	50.34	September	45.20	September	49.23	September	52.10
October	51.13	October	52.21	October	42.55	October	49.79	October	55.20
November	51.81	November	53.11	November	43.65	November	52.39	November	53.99
December	53.69	December	53.80	December	45.20	December	49.86	December	55.71

TIME WARNER CABLE INC. (TWC)

Time Warner Cable Inc. provides video, data, and voice service over its broadband cable systems to residential and commercial customers in the United States.  It offers a range of residential video services, including on-demand, high-definition (HD), and digital video recorder (DVR) services.  The company also provides residential high-speed data services with connection to the Internet; wireless mobile broadband Internet services; and digital phone services.  In addition, it offers a range of video programming tiers and music services; high-speed data, networking, and transport services; and commercial voice service to small- and medium-sized businesses under the Time Warner Cable Business Class brand.  As of December 31, 2009, Time Warner Cable served approximately 14.6 million residential and commercial customers in the New York state, the Carolinas, Ohio, southern California, and Texas.  The company is based in New York, New York.  Time Warner Cable Inc. (NYSE:TWC) operates independently of Time Warner Inc. as of March 12, 2009.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	*	January	126.75	January	75.48	January	55.89	January	43.59	January	67.83
February	*	February	116.25	February	81.90	February	54.69	February	46.69	February	72.18
March	*	March	112.41	March	74.94	March	24.80	March	53.31
April	*	April	110.46	April	84.00	April	32.23	April	56.25
May	*	May	115.23	May	89.70	May	30.79	May	54.73
June	*	June	117.51	June	79.44	June	31.67	June	52.08
July	*	July	114.66	July	85.29	July	33.06	July	57.17
August	*	August	110.10	August	80.25	August	36.92	August	51.57
September	*	September	98.40	September	72.60	September	43.09	September	53.99
October	*	October	85.77	October	58.74	October	39.44	October	57.87
November	*	November	78.09	November	60.90	November	41.89	November	61.54
December	*	December	82.80	December	64.35	December	41.39	December	66.03

TIME WARNER INC. (TWX)

Time Warner Inc. operates as a media and entertainment company in the United States and internationally.  It operates in three segments: Networks, Filmed Entertainment, and Publishing.  The Networks segment provides domestic and international networks and premium pay television programming services, which consist of the multi channel HBO and Cinemax pay television programming services.  The Filmed Entertainment segment produces and distributes theatrical motion pictures, television shows, and animation and other programming; and distributes home video products, and licenses rights to its feature films, television programming, and characters.  The Publishing segment publishes magazines; and operates various Web sites, as well as involves in direct-marketing businesses.  It publishes magazines on celebrities; sports; lifestyle, beauty, and fashion; life, home, body, and soul; news and events; economic and business developments; and consumer.  The company has a strategic alliance with ALDAR Properties PJSC and Abu Dhabi Media Company to develop certain entertainment related projects in Abu Dhabi; and a strategic partnership with Unilever.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	36.19	January	45.15	January	32.39	January	19.26	January	27.45	January	31.45
February	35.73	February	41.99	February	32.22	February	15.75	February	29.04	February	38.20
March	34.66	March	40.71	March	28.94	March	17.98	March	31.27
April	35.92	April	42.59	April	30.65	April	20.33	April	33.08
May	35.53	May	44.11	May	32.78	May	21.81	May	30.99
June	35.71	June	43.43	June	30.55	June	23.46	June	28.91
July	34.06	July	39.76	July	29.56	July	24.83	July	31.46
August	34.31	August	39.18	August	33.79	August	26.00	August	29.98
September	37.63	September	37.90	September	27.06	September	26.81	September	30.65
October	41.31	October	37.69	October	20.83	October	28.05	October	32.51
November	41.57	November	35.63	November	18.68	November	28.61	November	29.49
December	44.96	December	34.08	December	20.77	December	29.14	December	32.17

TOTAL S.A. (TOT)

TOTAL S.A., together with its subsidiaries, operates as an integrated oil and gas company worldwide.  The company operates in three segments: Upstream, Downstream, and Chemicals.  The Upstream segment engages in the exploration, development, and production of oil and natural gas.  The company is also involved in the marketing, trading, transportation, and storage of natural gas and liquefied natural gas (LNG), LNG re-gasification and natural gas storage operations.  In addition, this segment engages in the shipping and trade of liquefied petroleum gas (LPG); power generation from gas-fired power plants or renewable energies; production, trade, and marketing of coal, as well as in solar power systems and technology operations.  The Downstream segment engages in refining, marketing, trading, and shipping of crude oil and petroleum products.  It produces a range of specialty products, such as lubricants, liquefied petroleum gas, jet fuel, special fluids, bitumen, and petrochemical feedstock.  The company holds interests in twenty-four refineries located in Europe, the United States, the French West Indies, Africa, and China, as well as operated a network of 16,299 retail stations worldwide.  The Chemical segment produces base chemicals, including petrochemicals and fertilizers, and is also involved in rubber processing, resins, adhesives, and electroplating activities.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	68.05	January	68.05	January	72.78	January	49.78	January	57.59	January	58.77
February	62.05	February	67.32	February	75.39	February	47.20	February	55.66	February	61.30
March	64.80	March	69.78	March	74.01	March	49.06	March	58.02
April	67.89	April	73.69	April	84.00	April	49.72	April	54.38
May	65.21	May	75.45	May	87.26	May	57.65	May	46.63
June	65.52	June	80.98	June	85.27	June	54.23	June	44.64
July	68.23	July	78.61	July	76.50	July	55.65	July	50.63
August	67.43	August	75.09	August	71.88	August	57.27	August	46.65
September	65.94	September	81.03	September	60.68	September	59.26	September	51.60
October	68.14	October	80.61	October	55.44	October	60.07	October	54.48
November	71.46	November	80.92	November	52.75	November	62.19	November	48.77
December	71.92	December	82.60	December	55.30	December	64.04	December	53.48

TOYOTA MOTOR CORPORATION (TM)

Toyota Motor Corporation engages in the design, manufacture and sale of sedans, minivans, compact cars, sport-utility vehicles, trucks and related parts and accessories primarily in North America, Europe, and Asia.  The company offers conventional engine vehicles, including subcompact and compact cars primarily consisting of Corolla sedan, Yaris, iQ, Scion xB and Scion xD brands; mini-vehicles, passenger vehicles, commercial vehicles, and auto parts; mid-size models comprising Camry, REIZ, Avensis and Mark X brands; and luxury vehicles under the Lexus and Crown brands, and Century limousines, as well as hybrid vehicles, which run on a combination of gasoline engine and motor primarily under the Prius brand.  It also sells sports and specialty vehicles, which include Lexus SC and Scion tC brands; sport-utility vehicles, including Sequoia, 4Runner, RAV4, Highlander, FJ Cruiser and Land Cruiser brands; pickup trucks that comprise Tacoma and Tundra brands; minivans and cab wagons that primarily include Alphard, Vellfire, Corolla Verso, Wish, Hiace, Regius Ace, Estima, Noah, Voxy, Sienta, Isis, Passo Sette and Sienna brands; and trucks and buses.  In addition, the company provides retail and wholesale financing, insurance services, vehicle and equipment leasing, and other financial services, including credit cards, primarily to its dealers and their customers.  Further, it involves in the design and manufacture of prefabricated housing; information technology related businesses, including an e-commerce marketplace called GAZOO.com; and sales promotions for KDDI communication related products.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	103.71	January	131.78	January	108.32	January	63.51	January	77.00	January	82.18
February	106.87	February	133.60	February	108.55	February	63.14	February	74.83	February	93.30
March	108.90	March	128.16	March	100.89	March	63.30	March	80.42
April	117.13	April	121.42	April	101.50	April	79.16	April	77.09
May	107.38	May	120.76	May	102.05	May	80.15	May	72.34
June	104.59	June	125.88	June	94.00	June	75.53	June	68.57
July	105.22	July	120.63	July	86.05	July	84.18	July	70.23
August	108.34	August	115.68	August	89.59	August	85.19	August	67.84
September	108.90	September	116.86	September	85.80	September	78.57	September	71.58
October	118.00	October	114.44	October	76.09	October	78.89	October	70.82
November	120.05	November	112.45	November	63.10	November	78.54	November	77.69
December	134.31	December	106.17	December	65.44	December	84.16	December	78.63

VERIZON COMMUNICATIONS INC. (VZ)

Verizon Communications Inc. provides communication services in the United States and internationally.  It operates in two segments, Wireline and Domestic Wireless.  The Wireline segment provides voice, Internet access, broadband video and data, next generation IP network services, network access, and long distance services to consumers, carriers, businesses, and government customers.  The Domestic Wireless segment offers in wireless voice and data products, and other value-added services, as well as sells equipment.  This segment serves approximately 90 million customers.  The company was formerly known as Bell Atlantic Corporation and changed its name to Verizon Communications Inc. in June 2000.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	28.38	January	35.83	January	36.12	January	27.91	January	27.49	January	35.62
February	30.21	February	34.79	February	33.79	February	26.66	February	27.03	February	36.92
March	30.53	March	35.27	March	33.91	March	28.22	March	28.98
April	29.61	April	35.52	April	35.96	April	28.35	April	27.00
May	27.97	May	40.49	May	35.95	May	27.34	May	25.71
June	30.02	June	38.30	June	33.08	June	28.71	June	26.18
July	30.31	July	39.65	July	31.81	July	29.97	July	29.06
August	31.53	August	38.96	August	32.82	August	29.00	August	29.53
September	33.28	September	41.19	September	29.98	September	28.28	September	32.59
October	33.16	October	42.86	October	27.72	October	27.65	October	32.48
November	32.50	November	40.19	November	30.51	November	29.40	November	32.01
December	34.64	December	40.64	December	31.68	December	30.96	December	35.78

VIACOM INC. (VIA-B)

Viacom Inc. operates as an entertainment content company primarily in the United States and Europe.  It operates in two segments, Media Networks and Filmed Entertainment.  The Media Networks segment provides entertainment content to advertisers, content distributors, and retailers across various distribution platforms, including television, the Internet, mobile devices, game consoles, themed entertainment, and various consumer products.  It serves through MTV Networks with approximately 170 channels and multiplatform properties, which primarily include MTV: Music Television, VH1, CMT: Country Music Television, Logo, Nickelodeon, Nick at Nite, Nick Jr., TeenNick, COMEDY CENTRAL, Spike TV, and TV Land.  This segment also operates approximately 430 digital media properties, as well as operates a television network that offers entertainment, music, news, and public affairs programming to the African-American audience through its BET Networks.  In addition, it engages in video game business, which includes the Rock Band franchise and casual gaming Web sites, such as Addictinggames.com and Shockwave.com.  The Filmed Entertainment segment produces, finances and distributes motion pictures and other entertainment content.  It produces and distributes motion pictures under the Paramount Pictures, Paramount Vantage, Paramount Classics, MTV Films and Nickelodeon Movies brands.  This segment also involves in selling DVDs and other products relating to the motion pictures and other entertainment content.  In addition, it acquires films for distribution and has presence in the games business.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	41.48	January	40.67	January	38.70	January	14.75	January	29.14	January	41.55
February	39.96	February	39.04	February	39.75	February	15.39	February	29.65	February	44.66
March	38.80	March	41.11	March	39.62	March	17.38	March	34.38
April	39.83	April	41.25	April	38.44	April	19.24	April	35.33
May	37.75	May	44.92	May	35.82	May	22.17	May	33.61
June	35.84	June	41.63	June	30.54	June	22.70	June	31.37
July	34.85	July	38.30	July	27.93	July	23.16	July	33.04
August	36.30	August	39.46	August	29.48	August	25.04	August	31.42
September	37.18	September	38.97	September	24.84	September	28.04	September	36.19
October	38.92	October	41.29	October	20.22	October	27.59	October	38.62
November	37.51	November	42.02	November	15.92	November	29.64	November	37.83
December	41.03	December	43.92	December	19.06	December	29.73	December	39.61

VODAFONE GROUP PUBLIC LIMITED COMPANY (VOD)

Vodafone Group Public Limited Company provides mobile communications internationally. The company offers various handsets; voice and messaging services; data services comprising Internet, email, music, games, and television; and fixed services, including fixed voice and fixed broadband solutions. It also offers value added services, such as Vodafone Email Plus and Windows Mobile Email; Vodafone PC Backup and Restore; Vodafone Money Transfer system; and roaming services. In addition, the company’s enterprise services include Vodafone One Net, which combines fixed and mobile communications in one system; Vodafone Unified Communications, which provides one interface for various communications, access emails, share documents and files, access calendars, hold Web and video conferences, and exchange instant messages; and enterprise mobile voice connections. Its business managed services include logistics, cost control, and security and online management portals offering single-sign-on services; and machine-to-machine communications for businesses to automate the capture of data, perform real-time diagnostics, and control assets remotely. The company has approximately 341.1 million mobile customers. The company was formerly known as Vodafone AirTouch plc and changed its name to Vodafone Group Plc in July 2000.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	21.11	January	29.39	January	34.85	January	18.59	January	21.46	January	28.36
February	19.32	February	27.90	February	32.23	February	17.75	February	21.77	February	28.62
March	20.90	March	26.86	March	29.51	March	17.42	March	23.31
April	23.70	April	28.73	April	31.66	April	18.35	April	22.20
May	23.00	May	31.43	May	32.09	May	18.82	May	20.10
June	21.30	June	33.63	June	29.46	June	19.49	June	20.67
July	21.68	July	30.35	July	26.83	July	20.58	July	23.48
August	21.69	August	32.40	August	25.55	August	21.72	August	24.20
September	22.86	September	36.30	September	22.10	September	22.50	September	24.81
October	25.85	October	39.27	October	19.27	October	22.19	October	27.51
November	26.36	November	37.25	November	19.58	November	22.69	November	25.06
December	27.78	December	37.32	December	20.44	December	23.09	December	26.44

WAL-MART STORES, INC. (WMT)

Wal-Mart Stores, Inc. operates retail stores in various formats worldwide.  The company’s Walmart U.S. segment offers meat, produce, deli, bakery, dairy, frozen foods, floral, and dry grocery; health and beauty aids, household chemicals, paper goods, and pet supplies; electronics, cameras and supplies, photo processing services, cellular phones, cellular service plan contracts, and prepaid service and toys; fabrics and crafts, stationery and books, automotive accessories, hardware and paint, horticulture and accessories, sporting goods, outdoor entertaining, and seasonal merchandise; apparel, shoes, and jewelry; pharmacy and optical services; and home furnishings, housewares, and small appliances through discount stores, supercenters, and neighborhood markets, as well as through walmart.com.  Its International segment includes various formats of retail stores and restaurants, including combination discount and grocery stores, supercenters, Sam’s Clubs, hypermarkets, cash-n-carry stores, department stores, and general merchandise stores.  The company’s Sam’s Club segment offers merchandise, including hardgoods, softgoods, institutional-size grocery items, and selected private-label items under the MEMBER’S MARK, BAKERS & CHEFS, and SAM’S CLUB brands through warehouse membership clubs in the United States, as well as through samsclub.com.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	46.11	January	47.69	January	50.74	January	47.12	January	53.43	January	56.07
February	45.36	February	48.31	February	49.59	February	49.24	February	54.07	February	51.98
March	47.24	March	46.95	March	52.68	March	52.10	March	55.60
April	45.03	April	47.92	April	57.98	April	50.40	April	53.64
May	48.45	May	47.60	May	57.74	May	49.74	May	50.56
June	48.17	June	48.11	June	56.20	June	48.44	June	48.07
July	44.50	July	45.95	July	58.62	July	49.88	July	51.19
August	44.72	August	43.63	August	59.07	August	50.87	August	50.14
September	49.32	September	43.65	September	59.89	September	49.09	September	53.52
October	49.28	October	45.21	October	55.81	October	49.68	October	54.17
November	46.10	November	47.90	November	55.88	November	54.55	November	54.09
December	46.18	December	47.53	December	56.06	December	53.45	December	53.93

ZIMMER HOLDINGS, INC. (ZMH)

Zimmer Holdings, Inc., through its subsidiaries, engages in the design, development, manufacture, and marketing of orthopaedic and dental reconstructive implants, spinal implants, trauma products, and related surgical products in the Americas, Europe, and Asia Pacific.  The company offers orthopaedic reconstructive implants that restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders, and elbows; dental reconstructive implants, which restore function and aesthetics in patients who have lost teeth due to trauma or disease; spinal implants that are used by orthopaedic surgeons and neurosurgeons in the treatment of degenerative diseases, deformities, and trauma; and trauma products, which are used primarily to reattach or stabilize damaged bone and tissue to support the body’s natural healing process.  It also offers surgical products, including supplies and instruments designed to aid in orthopaedic surgical procedures and post-operation rehabilitation.  In addition, the company offers healthcare consulting services.  It primarily serves orthopaedic surgeons, neurosurgeons, oral surgeons, dentists, hospitals, stocking distributors, and healthcare dealers, as well as healthcare purchasing organizations or buying groups.  The company markets and sells its products through stocking distributors and healthcare dealers; and directly to dental practices and dental laboratories, as well as healthcare institutions, such as hospitals or direct channel accounts.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	68.95	January	84.22	January	78.14	January	36.40	January	56.32	January	59.16
February	69.18	February	84.27	February	75.29	February	35.02	February	57.33	February	62.34
March	67.60	March	85.41	March	77.86	March	36.50	March	59.20
April	62.90	April	90.48	April	74.16	April	43.99	April	60.91
May	60.55	May	88.06	May	72.80	May	44.55	May	55.93
June	56.72	June	84.89	June	68.05	June	42.60	June	54.05
July	63.24	July	77.76	July	68.91	July	46.60	July	52.99
August	68.00	August	78.33	August	72.39	August	47.35	August	47.17
September	67.50	September	80.99	September	64.56	September	53.45	September	52.33
October	72.01	October	69.49	October	46.43	October	52.57	October	47.44
November	72.96	November	64.73	November	37.32	November	59.17	November	49.26
December	78.38	December	66.15	December	40.42	December	59.11	December	53.68

1,000,000,000 Depositary Receipts

Market 2000+ HOLDRSSM Trust

PROSPECTUS

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.                 Exhibits.

See Index to Exhibits.

Item 17.                 Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act.

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title
*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of Amendment No. 1 to the Standard Terms for Depositary Trust Agreements and form of HOLDRS, filed on August 3, 2000 as an exhibit to Amendment No. 2 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Market 2000+ HOLDRS Receipts, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

________________
* Previously filed.